                                                                     EXHIBIT 2.9
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                               PURCHASE AGREEMENT

                                      among

                     CHARTER BEHAVIORAL HEALTH SYSTEMS, LLC,

                        CAROLINA TREATMENT CENTER, INC.,
                        HOUMA PSYCHIATRIC HOSPITAL, INC.,
                        MESA PSYCHIATRIC HOSPITAL, INC.,
                             RHCI SAN ANTONIO, INC.,
                            THE HAVEN HOSPITAL, INC.,
                   TRANSITIONAL CARE VENTURES (ARIZONA), INC.,
                 TRANSITIONAL CARE VENTURES (NORTH TEXAS), INC.,
                    TRANSITIONAL CARE VENTURES (TEXAS), INC.,

                                       and

                            RAMSAY HEALTH CARE, INC.

                                  June 24, 1998









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                                TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----

1. DEFINED TERMS ............................................................. -1-

2. COVENANTS AND UNDERTAKINGS ................................................ -11-
   2.1    PURCHASE AND SALE OF ASSETS ........................................ -11-
   2.2    EXCLUDED ASSETS .................................................... -13-
   2.3    CONSIDERATION ...................................................... -14-
   2.4    ALLOCATION OF CONSIDERATION ........................................ -14-
   2.5    ASSUMPTION OF LIABILITIES AND OBLIGATIONS .......................... -14-
   2.6    WORKING CAPITAL ADJUSTMENT ......................................... -15-
   2.7    PATIENT BILLINGS ................................................... -17-
   2.8    RIGHT OF FIRST REFUSAL ............................................. -17-
   2.9    PURCHASE AND SALE OF STOCK ......................................... -18-
   2.10   TAXES .............................................................. -19-
   2.11   HSR ACT REQUIREMENTS ............................................... -23-
   2.12   TERMINATION OF CERTAIN AGREEMENTS .................................. -23-

3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE SHAREHOLDER.......... -23-
   3.1    ORGANIZATION, STANDING AND AUTHORITY; CAPITALIZATION ............... -23-
   3.2    AUTHORIZATION AND BINDING OBLIGATION ............................... -25-
   3.3    ABSENCE OF CONFLICTING AGREEMENTS .................................. -25-
   3.4    TITLE TO AND CONDITION OF REAL PROPERTY ............................ -25-
   3.5    TITLE TO AND CONDITION OF PERSONALTY ............................... -27-
   3.6    CONTRACTS .......................................................... -27-
   3.7    CONSENTS ........................................................... -28-
   3.8    TRADEMARKS, TRADE NAMES AND COPYRIGHTS ............................. -28-
   3.9    LICENSES ........................................................... -28-
   3.10   COMPLIANCE WITH LAWS ............................................... -28-
   3.11   FINANCIAL STATEMENTS ............................................... -29-
   3.12   INSURANCE .......................................................... -29-
   3.13   EMPLOYEE BENEFIT PLANS ............................................. -30-
   3.14   LABOR RELATIONS .................................................... -31-
   3.15   TAXES .............................................................. -31-
   3.16   CLAIMS AND LEGAL ACTIONS ........................................... -32-
   3.17   ENVIRONMENTAL MATTERS .............................................. -32-
   3.18   REPORTS ............................................................ -34-
   3.19   CONDUCT OF BUSINESS IN ORDINARY COURSE ............................. -34-
   3.20   COST REPORTS ....................................................... -34-



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

   3.21   MEDICAL STAFF .................................................. -35-
   3.22   MEDICARE/MEDICAID PARTICIPATION AND ACCREDITATION INVESTIGATIONS -35-
   3.23   HILL-BURTON CARE ............................................... -35-
   3.24   U.S. PERSON .................................................... -35-
   3.25   BANK ACCOUNTS .................................................. -35-
   3.26   FULL DISCLOSURE ................................................ -35-
   3.27   ASSETS ......................................................... -36-

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ....................... -36-
   4.1    ORGANIZATION, STANDING AND AUTHORITY ........................... -36-
   4.2    AUTHORIZATION AND BINDING OBLIGATION ........................... -36-
   4.3    ABSENCE OF CONFLICTING AGREEMENTS .............................. -36-
   4.4    CONSENTS ....................................................... -37-
   4.5    LITIGATION; DISPUTES ........................................... -37-
   4.6    FULL DISCLOSURE ................................................ -37-

5. PRE-CLOSING COVENANTS OF THE SELLERS .................................. -37-
   5.1    NEGATIVE COVENANTS ............................................. -37-
   5.2    AFFIRMATIVE COVENANTS .......................................... -38-

6. ADDITIONAL COVENANTS .................................................. -40-
   6.1    CONSENTS ....................................................... -40-
   6.2    COOPERATION .................................................... -41-
   6.3    TAXES, FEES AND EXPENSES ....................................... -41-
   6.4    BROKERS ........................................................ -41-
   6.5    BULK SALES LAW ................................................. -41-
   6.6    CONFIDENTIALITY ................................................ -41-
   6.7    RISK OF LOSS ................................................... -41-
   6.8    EMPLOYEE BENEFIT MATTERS ....................................... -42-
   6.9    FILING OF COST REPORTS ......................................... -45-
   6.10   POST-CLOSING INSURANCE ......................................... -45-
   6.11   ACCESS TO INFORMATION .......................................... -46-
   6.12   ENVIRONMENTAL REPORTS .......................................... -46-
   6.13   NONCOMPETITION COVENANT ........................................ -46-
   6.14   INFORMATION SYSTEMS ............................................ -48-
   6.15   AUDITED FINANCIAL STATEMENTS ................................... -48-
   6.16   AGREEMENT BY THE PURCHASER REGARDING NO OTHER REPRESENTATIONS
          OR WARRANTIES BY THE SHAREHOLDER OR THE SELLERS ................ -49-
   6.17   BRYNN MARR ..................................................... -49-
   6.18   CERTAIN TAX MATTERS REGARDING ACQUIRED COMPANY ................. -50-





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




7.  ADDITIONAL COVENANTS OF THE PURCHASER ..................................... -50-
    7.1    RESALE CERTIFICATE ................................................. -50-
    7.2    RECORDS RELATING TO COST REPORTS ................................... -50-
    7.3    BOOKS AND RECORDS OF THE SELLERS ................................... -50-
    7.4    NO INCONSISTENT ACTION ............................................. -51-
    7.5    ACKNOWLEDGMENTS REGARDING CERTAIN PHYSICIAN CONTRACTS .............. -51-
    7.6    RENEGOTIATION OF ASSUMED CONTRACTS AFTER CLOSING ................... -51-

8.  CONDITIONS TO CLOSING ..................................................... -51-
    8.1    CONDITIONS TO OBLIGATIONS OF THE PURCHASER TO CLOSE ................ -51-
    8.2    CONDITIONS TO OBLIGATIONS OF THE SELLERS TO CLOSE .................. -53-

9.  CLOSING AND CLOSING DELIVERIES ............................................ -54-
    9.1    CLOSING ............................................................ -54-
    9.2    DELIVERIES BY THE SELLERS AND THE SHAREHOLDER ...................... -54-
    9.3    DELIVERIES BY THE PURCHASER ........................................ -55-

10. TERMINATION ............................................................... -56-
    10.1    METHOD OF TERMINATION ............................................. -56-
    10.2    RIGHTS UPON TERMINATION ........................................... -57-
    10.3    EXCLUSIVE REMEDY UPON TERMINATION ................................. -57-

11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
    INDEMNIFICATION ........................................................... -58-
    11.1    REPRESENTATIONS AND WARRANTIES .................................... -58-
    11.2    INDEMNIFICATION OF THE PURCHASER BY THE SELLERS AND THE SHAREHOLDER -58-
    11.3    INDEMNIFICATION OF THE SELLERS AND THE SHAREHOLDER BY THE PURCHASER -60-
    11.4    PROCEDURE FOR INDEMNIFICATION ..................................... -61-
    11.5    INVESTIGATION ..................................................... -62-
    11.6    LIMITATION ON INDEMNIFICATION OBLIGATIONS ......................... -62-
    11.7    EXCLUSIVE REMEDY .................................................. -62-

12. MISCELLANEOUS ............................................................. -63-
    12.1    FURTHER ASSURANCES ................................................ -63-
    12.2    NOTICES ........................................................... -63-
    12.3    WAIVER ............................................................ -63-
    12.4    CAPTIONS; PARTIAL INVALIDITY ...................................... -63-
    12.5    COUNTERPARTS ...................................................... -63-
    12.6    VARIATIONS OF PRONOUNS; NUMBER; GENDER ............................ -63-
    12.7    GOVERNING LAW; CONSTRUCTION ....................................... -64-
    12.8    THIRD PARTIES ..................................................... -64-


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

    12.9    ENTIRE AGREEMENT .................................................. -64-
    12.10   REMEDIES .......................................................... -64-
    12.11   BENEFIT AND BINDING EFFECT ........................................ -64-
    12.12   DISPUTE RESOLUTION ................................................ -64-
    12.13   CONTACT WITH CERTAIN PERSONS ...................................... -65-
    12.14   SCHEDULES AND EXHIBITS ............................................ -65-
    12.15   BEST EFFORTS ...................................................... -65-











































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                                LIST OF EXHIBITS

         2.4           Allocation of Consideration
         2.6-1         Base Adjusted Working Capital
         2.6-2         Adjusted Working Capital Methodology
         7.5           List of Physicians to execute Acknowledgment
         7.5-1         Form of Physician Acknowledgment
         8.1.10        Form of Summit Amendments
         10.1.5        Form of Real Property Purchase and Sale Agreement (REIT)








































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


                                LIST OF SCHEDULES

         2.2.3             Description of Group Home Facility in South Carolina
         2.2.14            Certain Excluded Assets
         2.5               Certain Assumed Liabilities
         2.10.2.1          Tax Return Exceptions
         3.1.1-1           Jurisdiction of Incorporation of each Seller and the
                           Acquired Company
         3.1.1-2           Equity Interests in the Acquired Company
         3.1.2             Restrictions on Voting Stock
         3.1.3             Equity Interests
         3.1.4             Ownership of Capital Stock
         3.3               List of Violations
         3.4.2             Real Property Leases
         3.4.3             Condition of Real Property, Etc.
         3.4.4             Real Property Construction, Etc. Agreements
         3.5.1             Title to Assets (Other than Real Property)
         3.5.2             Condition of Assets (Other than Real Property)
         3.6.1             Assumed Contracts
         3.6.2             Excluded Contracts and Contracts to be Automatically
                           Terminated at Closing
         3.7               Consents of Sellers
         3.8               Trademarks, Trade Names and Copyrights
         3.9               Licenses
         3.10              Violations
         3.11              Financial Statements
         3.12              Insurance Policies
         3.13              Employee Plans and Compensation Arrangements
         3.14              Labor Relations
         3.15.4            Tax Jurisdictions
         3.16              Claims and Legal Actions
         3.17              Environmental Matters
         3.17-1            Certain Environmental Matters
         3.19              Changes in Conduct of Business
         3.20              Cost Report Audits
         3.21              Medical Staff
         3.22              Medicare Participation and Accreditation
                           Investigations
         3.25              Bank Accounts
         4.4               Consents of Purchaser
         5.1.5             Certain Construction Contracts
         6.4               Brokers
         6.8.2             Description of Severance Terms
         6.8.3             Incidents of Loss of Employment
         6.13.1            List of Purchaser's Facilities
         6.13.2            DESCRIPTION OF PERMITTED ACTIVITIES
         8.1.5             CERTAIN CHANGES














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




                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT, entered into as of this 24th day of June, 1998, between Charter Behavioral Health Systems, LLC, a Delaware limited liability company (the "PURCHASER"), Carolina Treatment Center, Inc., a South Carolina corporation ("Carolina"), Houma Psychiatric Hospital, Inc., a Louisiana corporation, Mesa Psychiatric Hospital, Inc., an Arizona corporation ("MESA"), RHCI San Antonio, Inc., a Delaware corporation, The Haven Hospital, Inc., a Delaware corporation ("HAVEN"), Transitional Care Ventures (Arizona), Inc., a Delaware corporation, Transitional Care Ventures (North Texas), Inc., a Delaware corporation, Transitional Care Ventures (Texas), Inc., a Delaware corporation (individually a "SELLER" and collectively, the "SELLERS"), Ramsay Health Care, Inc., a Delaware corporation (the "SHAREHOLDER"), and solely for purposes of
Section 2.8, Psychiatric Institute of West Virginia, Inc., a Virginia corporation ("PIWV"),

                              W I T N E S S E T H:

         WHEREAS, the Shareholder, through the Sellers, owns or leases and operates behavioral health care facilities in Conway, South Carolina; Houma, Louisiana; Mesa, Arizona; DeSoto, Texas; and San Antonio, Texas;

         WHEREAS, the Sellers desire to sell to the Purchaser and the Purchaser desires to purchase from the Sellers, as their interests may appear, substantially all of the assets used and useful in the operation of said facilities upon the terms and conditions set forth below; and

         WHEREAS, the Shareholder desires to sell to the Purchaser and the Purchaser desires to purchase from the Shareholder all of the issued and outstanding capital stock in Ramsay Contract Services, Inc.;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       DEFINED TERMS

         The following terms shall have the following meanings in this Agreement (terms defined in the singular to have the same meanings when used in the plural and VICE VERSA):

                  "ACCOUNTS RECEIVABLE" means all accounts receivable of each Seller as of the Closing Date, including, without limitation, accounts receivable from each Seller's employees, physicians or other representatives, and all rights of each Seller to payment for goods or services rendered by such Seller prior to the Closing Date, excluding (i) any and all Cost Report Adjustments and any and all other rights to payment relating to Cost Report Settlements for periods ending on or prior to the Closing Date, (ii) any and all Intercompany Receivables and (iii) any and all receivables relating to the South Carolina Group Home. Except for purposes of Sections 2.1, 2.4, 3.7 and 3.11, the term "Accounts Receivable" shall include the Accounts Receivable of the Acquired Company.

                  "ACQUIRED BUSINESS" shall have the meaning set forth in
Section 6.13.3.

                  "ACQUIRED COMPANY" shall mean Ramsay Contract Services, Inc., a Delaware corporation, and its subsidiary, Ramsay Management Services of Texas, Inc.

                  "ACQUIRED FACILITY" shall have the meaning set forth in
Section 6.13.3.

                  "ADJUSTED WORKING CAPITAL" shall have the meaning set forth in
Section 2.6.

                  "AGREEMENT" means this Purchase Agreement, as it may be amended, modified, or supplemented from time to time in accordance with its terms.

                  "ASSETS" means the tangible and intangible assets owned or held by each of the Sellers which are to be sold to and purchased by the Purchaser pursuant to Section 2.1. Except for purposes of Sections 2.1, 2.4, 3.7 and 3.11, the term "Assets" shall include the tangible and intangible assets owned or held by the Acquired Company.

                  "ASSUMED CONTRACTS" means the Contracts which are to be assigned to and assumed by the Purchaser and which are identified on SCHEDULE
3.6.1 or which do not provide for annual payments in excess of $5,000 by any Seller (other than agreements with providers and agreements of any Seller or the Acquired Company which include restrictive covenants which would bind the Purchaser or the Acquired Company from and after the Closing, all of which are identified on SCHEDULE 3.6.1) and no others except those entered into in the ordinary course and with the consent of the Purchaser, as applicable, as contemplated in Section 5.1.2. Except for purposes of Section 2.1, the term "Assumed Contracts" shall include the Contracts of the Acquired Company.

                  "ASSUMED LIABILITIES" shall have the meaning set forth in
Section 2.1.

                  "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 6.15.

                  "BASE ADJUSTED WORKING CAPITAL" shall have the meaning set forth in Section 2.6.

                  "BOOKED TAXES" shall have the meaning set forth in Section
2.10.

                  "BRYNN MARR" shall mean the facility located in Jacksonville, North Carolina which is owned by a subsidiary of the Shareholder.

                  "CLAIMANT" has the meaning set forth in Section 11.4.1.

                  "CLOSING" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of Section 9.

                  "CLOSING DATE" means the date of the Closing specified in
Section 9.1.

                  "CLOSING DATE ADJUSTED WORKING CAPITAL" shall have the meaning set forth in Section 2.6.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

                  "COMPENSATION ARRANGEMENT" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, independent contractors, directors and/or shareholders of any Seller, the Acquired Company or any entity related to any of them (under the terms of Sections 414(b), (c), (m) or (o) of the Code) any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other perquisites and employee fringe benefit plan.

                  "CONSENTS" means all of the consents or approvals of government authorities and other third parties necessary to sell, transfer and assign the Assets to the Purchaser and to otherwise consummate the transactions contemplated hereby in compliance with all applicable laws, regulations, orders and decrees.

                  "CONTRACTS" means all (i) agreements with physicians or physician groups or other health care professionals, (ii) agreements with Payors, (iii) leases, (iv) health, liability, theft, fidelity, fire and other forms of insurance policies or commitments, (v) software licenses, (vi) employment agreements, collective bargaining and trade agreements, (vii) barter agreements and (viii) other agreements, written or oral (including any amendments and other modifications thereto), relating to any Facility to which a Seller is a party or which are binding upon any Seller or affect the Assets or the business or operations of any Seller relating to a Facility, together with all advances, deposits and prepaid items related thereto, which are in effect on the date hereof or are entered into by a Seller in the ordinary course of business between the date hereof and the Closing Date. Except for purposes of
Section 2.1, the term "Contracts" shall include the contracts and agreements contemplated by this definition of the Acquired Company.

                  "CONWAY FACILITY" shall mean the behavioral health care facility owned and operated by Carolina Treatment Center, Inc. located in Conway, South Carolina.

                  "COST REPORT" means the cost report required to be filed, as of the end of a provider cost year or for any other required period, including, without limitation, a terminating cost report, with cost-based Payors with respect to cost reimbursement.

                  "COST REPORT ADJUSTMENTS" shall have the meaning set forth in
Section 6.9.

                  "COST REPORT SETTLEMENTS" means the right, title and interest of any Seller in amounts due from Medicare, any state under any state cost-based programs or from any fiscal intermediary or other Payor in connection with the resolution of disputes or adjustments relating to Cost Reports filed for periods ending on or prior to the Closing Date, including initial settlements as well as reopenings of previously settled Cost Reports, but does not include any amounts included in Accounts Receivable.

                  "COVERED LIVES" has the meaning set forth in Section 2.7.1.

                  "DEFICIENCIES" has the meaning set forth in Section 3.22.

                  "DESOTO FACILITY" shall mean the behavioral health care facility owned and operated by The Haven Hospital, Inc. located in DeSoto, Texas.

                  "EMPLOYEE PLAN" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which the Acquired Company or any Seller or any entity related to any of them (under the terms of Sections 414(b), (c), (m) or (o) of the Code) contributes or otherwise is bound or which the Acquired Company or any Seller or any entity related to any of them (under the terms of Sections 414(b), (c), (m) or (o) of the Code) sponsors or maintains.

                  "ENVIRONMENTAL CLAIMS" means any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from, in part or in whole, (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by a Seller or the Acquired Company or (ii) circumstances forming the basis of any violation, or alleged violation, of the Environmental Laws or the Medical Waste Laws.

                  "ENVIRONMENTAL LAWS" means the federal, state, regional, county, parish, municipal and local environmental, health or safety laws, regulations, ordinances, rules and policies and the common law relating to the use, refinement, recycling, handling, treatment, removal, storage, production, manufacture, transportation, disposal, emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to protection of the environment (including, without limitation, ambient air, surface water, ground











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
water, land surface or subsurface strata), as the same may be amended or modified until the date of closing, including, without limitation, the following statutes: Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq.; Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601, et seq.; Air Pollution Prevention and Control Act, 42 U.S.C. Section 7401, et seq.; Water Pollution Control Act, 33 Section U.S.C. 1251, et seq.; Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C. Section 136, et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1471, 1472, 1655 and 1801, et seq.; Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, as in effect from time to time.

                  "EXCLUDED ASSETS" has the meaning set forth in Section 2.2.

                  "EXCLUDED CONTRACTS" means those Contracts which are not to be assigned to and assumed by the Purchaser, including, without limitation, those identified on SCHEDULE 3.6.2.

                  "EXECUTORY PERIOD" shall have the meaning set forth in Section 5.

                  "FACILITIES" means the Conway Facility, the DeSoto Facility, the Houma Facility, the Mesa Facility and the San Antonio Facility, together with any Subacute Care Unit operated at such Facility.

                  "FINANCIAL STATEMENTS" has the meaning set forth in Section 3.11.1.

                  "HIRED EMPLOYEES" has the meaning set forth in Section 6.8.2.

                  "HIRED EMPLOYEES RECORDS" has the meaning set forth in Section 2.2.4.

                  "HOSPITAL SUBSIDIARIES" has the meaning set forth in Section 6.8.2.

                  "HOUMA FACILITY" shall mean the behavioral health care facility leased and operated by Houma Psychiatric Hospital, Inc. located in Houma, Louisiana.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

                  "INDEMNIFIABLE TAX DAMAGES" has the meaning set forth in
Section 2.10.2.2

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 11.4.1.






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

                  "INFORMATION SYSTEM" has the meaning set forth in Section
6.14.

                  "INTERCOMPANY RECEIVABLES" means all accounts receivable or other amounts due from the Acquired Company or a Seller to the Shareholder or to another subsidiary of the Shareholder, and all receivables or other amounts due from the Shareholder or any subsidiary of the Shareholder to any Seller or the Acquired Company.

                  "INVENTORY" means the following items of personal property owned by any Seller relating to a Facility: (i) supplies (office, medical, food or otherwise), (ii) inventory (office, medical, food, drug or otherwise) and
(iii) other items of tangible personal property typically consumed or sold by a Seller at a Facility in the ordinary course of business, plus such additions thereto and less such deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date. Except for purposes of
Section 2.1, the term "Inventory" shall include the inventory of the Acquired Company.

                  "JCAHO" means the Joint Commission on the Accreditation of Healthcare Organizations.

                  "LICENSES" means all of the certificates of need, accreditations, registrations, licenses, permits, certificates and other authorizations issued by any federal, state or local governmental authorities or accreditation organizations to the Acquired Company or any Seller and required in connection with the conduct of the business or operations of its business or a Facility.

                  "LIEN" means any claim, easement, encumbrance, mortgage, lease, covenant, security interest, lien, option, right of first refusal, pledge, conditional sales contract, levy, exception, encroachment, limitation, charge or other restriction of any kind or nature whatsoever.

                  "LOSSES" means any cost, damage, disbursement, expense, liability, loss, deficiency, interest, penalty, fine, judgment or settlement of any kind or nature whatsoever, including, without limitation, reasonable legal, accounting and other professional fees, expenses and disbursements that may be imposed on or otherwise incurred or suffered by the Claimant.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" means any toxic or hazardous waste, pollutants or substances, including, without limitation, asbestos, urea formaldehyde, radioactive substances, materials or wastes, PCBs, petroleum products and byproducts defined or listed as "hazardous substances", "hazardous waste", "toxic substances", "toxic pollutant", "medical waste", "air pollutants", "hazardous air pollutants" or similarly identified substances or mixtures, in or pursuant to the Environmental Laws or the Medical Waste Laws.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, properties, financial condition, results of operations or Assets of the Sellers, taken as a whole.

                  "MEDICAL WASTE" means any substance, pollutant, materials or contaminant listed or regulated under the Medical Waste Laws.

                  "MEDICAL WASTE LAWS" means the following, including regulations promulgated and orders issued thereunder, to the extent such laws regulate Medical Waste, all as may be amended or modified until the date of closing: Medical Waste Tracking Act of 1988, 42 U.S.C. Section 6992, et seq. ("MWTA"), 42 CFR Part 72 and 49 CFR Part 173, 386; Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; Air Pollution Prevention and Control Act, 42 U.S.C. Section 7401 et seq.; Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; Marine Protection, Research and Sanctuaries Act of 1972, 33 U.S.C. Section 1401 et seq.; Nuclear Regulatory Commission regulations contained in 10 CFR Parts 20 and 61; Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; Public Health Service regulations contained in 42 CFR Part 72; Food and Drug Administration regulations contained in 21 CFR Parts 58 and 211; U.S. Department of Transportation regulations contained in 49 CFR Parts 171-179; The Act to Prevent Pollution from Ships, 33 U.S.C. Section U.S. Department of Agriculture regulations contained in 9 CFR Parts 50-56; U.S. Postal Service regulations contained in 39 CFR Part 111; local environmental and safety laws, rules, regulations and other legally binding requirements and any other federal, state, regional, county, municipal or other local laws, regulations and ordinances insofar as they purport to regulate Medical Waste or impose requirements relating to Medical Waste.

                  "MESA FACILITY" shall mean the behavioral health care facility currently leased and operated by Mesa located in Mesa, Arizona and which, at the time of Closing and subject to Mesa acquiring such Facility from the owner of the Mesa Facility, will be owned and operated by Mesa.

                  "MORGANTOWN FACILITY" shall mean the behavioral health care facility owned (subject to a ground lease) and operated by PIWV located in Morgantown, West Virginia.

                  "MULTI-EMPLOYER PLAN" means a plan, as defined in ERISA
Section 3(37), to which the Acquired Company or any Seller or any entity related to any Seller (under the terms of Sections 414(b), (c), (m) or (o) of the Code) contributes or is required to contribute.

                  "NONCOMPETITION COVENANT" has the meaning set forth in Section 6.13.

                  "OFFER" has the meaning set forth in Section 2.8.

                  "OTHER HEALTH AGENCIES" has the meaning set forth in Section 3.22.

                  "PATIENT RECORDS" has the meaning set forth in Section 2.1.11.

                  "PAYOR" shall mean Medicare, Medicaid, CHAMPUS and Medically Indigent Assistance programs, Blue Cross/Blue Shield or any other third-party payor (including an insurance company and self-insured employer), or any health care provider (such as a health maintenance organization, preferred provider organization, peer review organization or any other managed care program).

                  "PERMITTED ACTIVITIES" has the meaning set forth in Section 6.13.2.

                  "PERMITTED LIENS" shall mean:

                           (a) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested Taxes are maintained;

                           (b) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                           (c) easements, rights-of-way, restrictions and other similar encumbrances previously incurred in the ordinary course of business which are not material, and which do not materially detract from the value of any such properties or assets or materially interfere with any present use of such properties or assets;

                           (d) carriers, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith by appropriate proceedings;

                           (e) Liens for which deposits have been made to secure the performance of bids, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (f) statutory and contractual Liens in favor of landlords securing leases; and

                           (g) those Liens with an asterisk next to them on
         SCHEDULE 3.5.1.

                  "PERSONALTY" means all items of personal property, other than Inventory, including, without limitation, all medical and diagnostic equipment, computer equipment, computer software, furniture, fixtures, office and other equipment and other tangible personal property, which is owned or leased by any Seller and used or useful as of the date hereof in the conduct of the business or operations of a Facility, plus such additions thereto and less such deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date. Except for purposes of Section 2.1, the term "Personalty" shall include the personalty of the Acquired Company.

                  "PRIMARY RESTRICTED PERIOD" has the meaning set forth in
Section 6.13.1.

                  "PRIMARY TERRITORY" has the meaning set forth in Section
6.13.1.

                  "PRIOR RIGHT OF FIRST REFUSAL" has the meaning set forth in
Section 2.8.

                  "PROFESSIONAL LIABILITY CLAIM" means any professional liability claim for damages for tort, including, without limitation, bodily injury, infliction of emotional distress or property damage, to the extent arising out of the businesses or operations of the Acquired Company or any of the Facilities on or before the Closing Date.

                  "PURCHASE PRICE" has the meaning set forth in Section 2.3.

                  "PURCHASED REAL PROPERTY" shall mean the real property and all other assets purchased pursuant to the Real Property Purchase and Sale Agreement.

                  "PURCHASER CONSOLIDATED GROUP" shall have the meaning set forth in Section 2.10.2.2.

                  "PURCHASER'S WCA STATEMENT" has the meaning set forth in
Section 2.6.

                  "RCSI" shall mean Ramsay Contract Services, Inc., a Delaware corporation, a wholly-owned subsidiary of the Shareholder.

                  "REAL PROPERTY" means any and all real property interests, including, without limitation, fee simple ownership interests, leasehold interests, easements, licenses, rights to access, rights-of-way, all building and other improvements located thereon and any and all other real property interests of any of the Sellers which are used as of the date hereof in the business or operations of a Facility, other than the Purchased Real Property.

                  "REAL PROPERTY PURCHASE AND SALE AGREEMENT (CHARTER)" shall mean that certain Purchase and Sale Contract of even date herewith, among the Purchaser, as the buyer, and Carolina and Mesa, as the sellers, as it may be amended, modified, or supplemented from time to time in accordance with its terms, pursuant to which the Purchaser will acquire the owned real property and certain other related assets comprising the Conway Facility and the Mesa Facility.

                  "REAL PROPERTY PURCHASE AND SALE AGREEMENT (REIT)" shall mean the Purchase and Sale Contract between Crescent Real Estate Funding VII, L.P., a Delaware limited partnership, as the buyer, and Haven, as the seller, as it may be amended, modified, or supplemented from time to time in accordance with its terms, pursuant to which Crescent Real Estate Funding VII, L.P. will acquire the owned real property and certain related assets comprising the DeSoto Facility.

                  "REAL PROPERTY PURCHASE AND SALE AGREEMENT" shall mean the Real Property Purchase and Sale Agreement (Charter) and the Real Property Purchase and Sale Agreement (REIT), collectively.

                  "REAL PROPERTY LEASES" has the meaning set forth in Section 3.4.2.

                  "RECORDS NOTICE" has the meaning set forth in Section 6.11.1.

                  "REIMBURSEMENT PROGRAMS" has the meaning set forth in Section 3.22.

                  "RELATED AGREEMENTS" means all agreements, instruments and certificates to be executed and delivered at the Closing pursuant hereto.

                  "REPORTING PERIOD" has the meaning set forth in Section
2.10.2.1

                  "RFR PARTY" has the meaning set forth in Section 2.8.

                  "RIGHT OF FIRST REFUSAL" has the meaning set forth in Section 2.8.

                  "RMST" shall mean Ramsay Management Services of Texas, Inc., a wholly-owned subsidiary of RCSI.

                  "SALE" has the meaning set forth in Section 2.8.

                  "SALE NOTICE" has the meaning set forth in Section 2.8.

                  "SAN ANTONIO FACILITY" shall mean the behavioral health care facility leased and operated by RHCI San Antonio, Inc. located in San Antonio, Texas.

                  "SECONDARY RESTRICTED PERIOD" has the meaning set forth in
Section 6.13.1.

                  "SECTION 338(H)(10) ELECTION" has the meaning set forth in
Section 6.18.

                  "SECTION 338 TAXES" has the meaning set forth in Section 6.18.

                  "SELLER COST REPORTS" has the meaning set forth in Section
6.9.

                  "SHAREHOLDER CONSOLIDATED GROUP" shall have the meaning set forth in Section 2.10.2.2.

                  "SELLER SHORT PERIOD" shall have the meaning set forth in
Section 2.10.2.2.

                  "SOUTH CAROLINA GROUP HOME" has the meaning set forth in
Section 2.2.3.

                  "STOCK" shall mean all of the issued and outstanding shares of capital stock of RCSI to be acquired by the Purchaser pursuant to this Agreement.

                  "STRADDLE PATIENTS" has the meaning set forth in Section
2.7.1.

                  "STRADDLE PERIOD" has the meaning set forth in Section
2.10.2.1.

                  "SUBACUTE CARE UNITS" means the licensed subacute care units operated at each of the DeSoto Facility, the Mesa Facility and the San Antonio Facility.

                  "TAX CLAIM" shall have the meaning set forth in Section
2.10.6.

                  "TAX RETURNS" shall have the meaning set forth in Section 2.10.1.

                  "TAX(ES)" shall have the meaning set forth in Section 2.10.1.

                  "TERMINATION DATE" means the date on which the covenants, representations or warranties contained herein shall expire or terminate in accordance with the provisions of Section 11.1.

                  "THRESHOLD AMOUNT" has the meaning set forth in Section 11.6.

                  "TRANSITION PERIOD" has the meaning set forth in Section 6.14.

                  "WARN ACT" means the Worker Adjustment and Retraining Notification Act, as amended.

                  "WCA OBJECTION NOTICE" has the meaning set forth in Section
2.6.

                  "YOUTH SERVICES" shall have the meaning set forth in Section 6.13.3.

2.      COVENANTS AND UNDERTAKINGS

         2.1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Sellers, as their interests may appear, hereby agree to sell, assign, transfer, convey and deliver to Purchaser, and the Purchaser agrees to purchase from the Sellers, and agrees to accept and assume certain liabilities and obligations as set forth in Section
2.5 (the "ASSUMED LIABILITIES") related to, all of their respective right, title and interest in and to the Assets (excluding the Excluded Assets), free and clear of any and all Liens (except for Permitted Liens), which Assets are more specifically described as follows:

                  2.1.1 The Assumed Contracts;

                  2.1.2 The Inventory;

                  2.1.3 The Licenses, to the extent lawfully transferable;

                  2.1.4 The Personalty;

                  2.1.5 The Real Property;

                  2.1.6 The Accounts Receivable as of the Closing Date, to the extent lawfully transferrable;

                  2.1.7 All of each Seller's right, title and interest in and to all copyrights, patents, trademarks, trade names, service names, service marks, permits and other similar intangible rights and interests applied for, issued to or owned by such Seller and used in the operation of a Facility, including, without limitation, those listed in SCHEDULE 3.8 hereto, together with the goodwill of the business symbolized by and associated therewith; provided, however, that the Assets shall not include the name "Ramsay" or any abbreviation, variation or portion thereof regardless of whether any of the foregoing intangible rights and interests contain, or were used by any Seller in connection with, "Ramsay" or any abbreviation, variation or portion thereof;

                  2.1.8 All choses in action of each Seller relating to the Assets (except to the extent such choses in action relate to liabilities retained by a Seller pursuant to Section 2.5 hereof or to Excluded Assets), together with all of each Seller's remedies, benefits, options, privileges and warranty claims therein, thereto or thereunder, at law or in equity;

                  2.1.9 All of each Seller's rights to use the present telephone numbers relating exclusively to a Facility from and after the Closing Date to the extent legally transferable;

                  2.1.10 All prepaid expenses and deposits (other than bank deposits) paid by each Seller in connection with the foregoing to the extent they relate to Assumed Contracts;

                  2.1.11 The medical, clinical and other records associated with the admission, care and treatment of patients at each Facility on or prior to the Closing Date (the "PATIENT RECORDS"), subject to the right of the Sellers to have access to and to copy (at its own expense) any such Patient Records for any lawful purpose in accordance with the terms of Section 6.11.2 hereof; and

                  2.1.12 The goodwill generated by each Seller with respect to the foregoing.

                  2.2 EXCLUDED ASSETS. Notwithstanding anything contained in this Agreement to the contrary, the Assets shall not include the following assets:

                  2.2.1 Each Seller's cash on hand and all other cash in any of its bank or savings accounts as of the Closing Date, letters of credit, stocks, bonds, certificates of deposit and similar investments and all cash equivalents;

                  2.2.2 All Intercompany Receivables;

                  2.2.3 That certain group home facility located in South Carolina described on SCHEDULE 2.2.3 and all assets and employees located thereat (the "SOUTH CAROLINA GROUP HOME");

                  2.2.4 Other than as expressly provided for in Section 2.1, any books, records, files and other documents of any Seller, including, without limitation, (i) each Seller's corporate minute books and other documents related to internal corporate matters, (ii) those required by law to be retained notwithstanding Section 2.1, (iii) those concerning medical staff and employee files (provided that each Seller shall provide the Purchaser with copies of the medical staff files upon receipt of the consent of the particular medical staff member and that each Seller shall provide the Purchaser with copies of the employee files of Hired Employees, subject to applicable laws (the "HIRED EMPLOYEES RECORDS")) and (iv) those regarding any and all Cost Reports relating to periods ending on or prior to the Closing Date, subject to the right of the Purchaser to have access to and to copy (at its own expense) any such books, records, files and documents at any time after the Closing Date at a location in the continental United States made known to the Purchaser, subject to applicable laws;

                  2.2.5 The Purchased Real Property;

                  2.2.6 The Information System, together with the Meditech Software;

                  2.2.7 Any claims, rights and interests in and to (i) any refunds of federal, state or local franchise, income or other Taxes or fees, whether attributable to Taxes or fees paid with respect to periods ending on or before the Closing Date or receivable by reason of any carryback to any such period, and (ii) all amounts receivable and all other rights in connection with Cost Report Settlements for periods ending on or before the Closing Date;

                  2.2.8 Any Employee Plan, Compensation Arrangement or Multi-employer Plan and any employment or collective bargaining agreements and all documents, agreements and/or assets relating thereto except to the extent that any of such agreements are Assumed Contracts;

                  2.2.9 The name "Ramsay" and any abbreviation, variation or portion thereof;

                  2.2.10 All tax returns and all other records relating to Excluded Assets;

                  2.2.11 All ledger and financial records of the Sellers or the Shareholder;

                  2.2.12 All insurance policies of the Sellers or the Shareholder;

                  2.2.13 [Intentionally omitted]

                  2.2.14 The assets of any Seller set forth on SCHEDULE 2.2.14; and

                  2.2.15 All claims, remedies and rights relating to each of the foregoing or any of the Excluded Liabilities;

(all of the foregoing referred to herein as the "EXCLUDED ASSETS"). Notwithstanding anything set forth in this Section 2.2 to the contrary, no assets of the Acquired Company shall constitute Excluded Assets; provided, however, nothing set forth in this Agreement shall prohibit the Acquired Company from distributing cash to the Shareholder, from time to time prior to the Closing.

         2.3 CONSIDERATION. Subject to the terms and conditions hereof, in consideration of the sale, transfer, conveyance, assignment and delivery of the Assets and the Stock, and in reliance upon the representations, warranties, covenants and agreements of the Sellers, the Acquired Company and the Shareholder set forth in this Agreement, the Purchaser, in full payment for the Assets, the Stock and the Noncompetition Covenant, (i) shall assume the Assumed Liabilities, and (ii) shall pay to the Sellers and the Shareholder an aggregate amount equal to Thirteen Million Five Hundred Thousand and no/100ths Dollars ($13,500,000.00) minus the aggregate amount payable for the Purchased Real Property pursuant to the Real Property Purchase and Sale Agreement (the "PURCHASE PRICE"). The Purchase Price shall be payable in cash by wire transfer of immediately available funds at the Closing to the accounts designated by the Shareholder.

         2.4 ALLOCATION OF CONSIDERATION. The aggregate consideration payable pursuant to Section 2.3, will be allocated among the Assets, the Stock and the Noncompetition Covenant in accordance with EXHIBIT 2.4. The parties hereto agree to use such allocations for tax and Medicare purposes. The parties hereto agree that such allocations shall be in accordance with, and as provided by, Section 1060 of the Code. The parties hereto also agree that any tax returns or other tax information and any Cost Reports or other Medicare information they may file or cause to be filed with any governmental agency or fiscal intermediary shall be prepared and filed consistently with such agreed upon allocation. In this regard, the parties agree that, to the extent required, they will each properly and timely file Form 8594 in accordance with Section 1060 of the Code.

         2.5 ASSUMPTION OF LIABILITIES AND OBLIGATIONS. As of the Closing Date, the Purchaser shall assume and timely pay, discharge and perform when due or payable (i) all the obligations and liabilities of the Sellers under the Licenses (to the extent such Licenses are lawfully transferred to the Purchaser) and under the Assumed Contracts, insofar as such obligations and liabilities relate to the time period after the Closing and arise out of events occurring after the Closing or are reflected in the Closing Date Adjusted Working Capital, (ii) all obligations and liabilities arising out of events occurring after the Closing related to the Purchaser's ownership of or control over the Assets or the Purchaser's conduct of the operations of the Facilities after the Closing and (iii) those trade payables, accruals and other current liabilities specifically set forth on SCHEDULE 2.5, including those relating to Hired Employees and those severance obligations with respect to employees who are not offered employment as set forth in Section 6.8.2, or to the extent they are included in the Closing Date Adjusted Working Capital. All other obligations and liabilities of any Seller other than those set forth in the preceding sentence and except as provided in Section 11, including, without limitation, any Environmental Claims to the extent arising out of, based on or resulting from conditions or circumstances existing or occurring prior to the Closing, any obligations under the Licenses, Assumed Contracts, Cost Reports or Cost Report Settlements relating to any time prior to the Closing, any claims or pending litigation or proceedings relating to the business or operation of a Facility prior to the Closing, any and all wages, salaries, severance, vacation, sick pay or other amounts accrued or payable to any Seller's employees (other than those included in the Closing Date Adjusted Working Capital or assumed as provided above) and any Employee Plan, Compensation Arrangement, Multi-employer Plan or collective bargaining agreement of any Seller, shall remain and be the obligations and liabilities solely of such Seller. Other than as specified herein, the Purchaser shall assume no liabilities or obligations of any Seller.

         2.6 WORKING CAPITAL ADJUSTMENT. In the event the Adjusted Working Capital (as said term is defined below), on an aggregate basis, of the Acquired Company and the Sellers with respect to the Facilities (excluding the Houma Facility), calculated as of the Closing Date (the "CLOSING DATE ADJUSTED WORKING CAPITAL"), shall equal or exceed the Adjusted Working Capital of the Acquired Company and the Sellers with respect to the Facilities (excluding the Houma Facility), on an aggregate basis, calculated as of March 31, 1998, a schedule of which is attached hereto as EXHIBIT 2.6-1 (the "BASE ADJUSTED WORKING CAPITAL") or in the event the Base Adjusted Working Capital shall exceed the Closing Date Adjusted Working Capital by an amount not greater than $200,000, then no adjustment to the Purchase Price will be made pursuant to this Section 2.6. For purposes hereof, the term "ADJUSTED WORKING CAPITAL" shall mean (i) the sum of
(A) the current assets (net of any reserves therefor) of the Acquired Company and (B) the current assets (net of any reserves therefor) of the Sellers which are of a type to be included in the Assets minus (ii) the sum of (A) the current liabilities of the Acquired Company and (B) the current liabilities of the Sellers which are of a type to be included in the Assumed Liabilities. The Adjusted Working Capital shall be determined in accordance with generally accepted accounting principles consistently applied, shall be determined employing the same methodology with respect to bad debt reserves and Medicare/Medicaid contractual reserves as that employed in preparing the Financial Statements and shall be calculated and prepared in a manner consistent with, including the assumptions, process and procedures described in, EXHIBIT 2.6-2 and otherwise in a manner consistent with the Financial Statements. Within fourteen (14) days of the date hereof, the Sellers and the Shareholder shall calculate, prepare and deliver to the Purchaser a statement in reasonable detail of the Adjusted Working Capital as of April 30, 1998, and within forty-five

(45) days of the end of each month thereafter until the Closing Date, the Sellers and the Shareholder shall calculate, prepare and deliver to the Purchaser a statement in reasonable detail of the Adjusted Working Capital as of the end of each such month. Within 90 calendar days after the Closing Date, the Purchaser shall prepare and deliver to the Shareholder a statement of the Closing Date Adjusted Working Capital in reasonable detail, together with the calculation and the components thereof (the "PURCHASER'S WCA STATEMENT"). The Purchaser's WCA Statement will be reviewed by the Shareholder (and, if the Shareholder so chooses and at its expense, by a firm of independent certified public accountants), who shall, not later than 60 calendar days after receipt of the Purchaser's WCA Statement, raise any objections it has to the Closing Date Adjusted Working Capital calculation set forth in the Purchaser's WCA Statement by notifying the Purchaser in writing within such time period in a statement indicating the item or items disputed and containing, in reasonable detail, the nature of Shareholder's objections (a "WCA OBJECTION NOTICE"). During such 60-day period, the Shareholder and any such independent certified public accountants shall have full access to the books and records, other financial information (including the working papers of the Purchaser's accountants, if any) and appropriate financial personnel of the Purchaser reasonably necessary for the preparation of a WCA Objection Notice. Absent delivery of a WCA Objection Notice as provided above, the Purchaser's WCA Statement of the Closing Date Adjusted Working Capital will be conclusive and binding upon the parties to this Agreement for the purposes set forth in this Section 2.6. In the event that a WCA Objection Notice is delivered by the Shareholder as provided above, the Purchaser and the Shareholder shall each appoint a representative with negotiating authority who shall negotiate in good faith for a period of 30 calendar days in an effort to resolve all outstanding issues and if the Purchaser and the Shareholder are unable within said 30 calendar day period to resolve the disputed exceptions, such disputed exceptions will be submitted to arbitration pursuant to and in accordance with the provisions set forth in
Section 12.13 below; provided, however, that the arbitrators shall be certified public accountants. Upon final determination of the Closing Date Adjusted Working Capital in accordance with the foregoing, in the event that the amount of the Closing Date Adjusted Working Capital is less than the amount of the Base Adjusted Working Capital by an amount in excess of $200,000, then the Purchase Price shall be reduced by the entire difference and the Sellers and the Shareholder shall be jointly and severally obligated to pay to the Purchaser an amount equal to such difference within five business days of the final determination of the Closing Date Adjusted Working Capital; provided, however, notwithstanding anything set forth in this Section 2.6, there shall be no adjustment to the Purchaser Price pursuant to this Section 2.6 in the event that the amount of such difference between the Closing Date Adjusted Working Capital and the Base Adjusted Working Capital is less than $200,000. In the event the Shareholder delivers a WCA Objection Notice and the amount of the Closing Date Adjusted Working Capital as finally determined in accordance with the procedure described above equals or exceeds the amount of the Closing Date Adjusted Working Capital as set forth in the Purchaser's WCA Statement, the amount due the Purchaser pursuant to this Section 2.6 shall bear interest at the rate of twelve percent (12%) simple interest per annum commencing on the date which is 150 days from the Closing Date until said amount owing to the Shareholder is paid in full.

         2.7 PATIENT BILLINGS.

                  2.7.1 CUT-OFF BILLINGS. To the extent that a Payor will accept a cut-off billing, the Sellers shall prepare cut-off billings as of the close of business on the Closing Date for all capitation payments for days ending on or before the Closing Date for covered lives ("COVERED LIVES") and for services rendered and medicine, drugs and supplies provided on or prior to the Closing Date with respect to non-capitated patients of the Facilities who are patients of the Facilities on a continuous basis during the period that begins on or prior to the Closing Date and ends after the Closing Date (the "STRADDLE PATIENTS"). The Sellers acknowledge and agree that such cut-off billing shall constitute Accounts Receivable included in the Assets.

                  2.7.2 CUT-OFF BILLINGS NOT ACCEPTED. If the Payor of any Straddle Patient cannot or does not for any reason accept cut-off billings, then the Purchaser shall submit billing to such Payor for the entire portion of such Straddle Patient's stay. In such event, a portion of such billing shall be treated as an Account Receivable in an amount equal to (A) the total payment received for such Straddle Patient (including any deductible payments and any co-payments), multiplied by a fraction, the numerator of which shall be the number of days such Straddle Patient was a patient through and including the Closing Date, and the denominator of which shall be the total number of days such Straddle Patient was a patient on a continuous basis during the period that begins on or prior to the Closing Date and ends after the Closing Date, minus
(B) any deposits or co-payments made to the Sellers on or prior to the Closing Date with respect to such Straddle Patient. If the Payor of any Covered Lives cannot or does not for any reason accept cut-off billings, that portion of any capitation payments relating to a period ending on or before the Closing Date shall be treated as an Account Receivable.

                  2.7.3 RECEIPT OF PAYMENTS. If any Seller receives payment of any amount with respect to Accounts Receivable included in the Assets, such Seller shall promptly remit said funds to the Purchaser.

         2.8 RIGHT OF FIRST REFUSAL. From and after the date hereof until the first (1st) anniversary of the Closing Date of this Agreement (unless this Section 2.8 has sooner terminated as provided below), in the event PIWV proposes to sell the Morgantown Facility other than to West Virginia University Hospitals, Inc. or any affiliate thereof (the "UNIVERSITY"), by virtue of sale of assets, sale of stock, merger or other disposition (a "SALE"), PIWV shall obtain from the proposed purchaser a bona fide written offer to so purchase the Morgantown Facility, stating the terms and conditions upon which the Sale is to be made and the consideration offered therefor, which consideration shall consist solely of cash or be stated in a cash equivalent (the "OFFER"). PIWV shall give written notice (a "SALE NOTICE") to the Purchaser enclosing a copy of the Offer. The Sale Notice shall set forth, subject to the Purchaser's agreement to keep the Offer and all information in the Offer and Sale Notice confidential (except that it may disclose such information to its accountants, attorneys or other advisors but only to the extent necessary for the Purchaser to evaluate the Offer and the Sale Notice and provided that Purchaser shall be responsible for any disclosure by such persons): (i) the name and address of the proposed purchaser of the

Morgantown Facility; (ii) the proposed amount and form of consideration to be paid for the Morgantown Facility and the terms and conditions of payment; (iii) the proposed Sale date; (iv) confirmation that the proposed purchaser has been informed of the right of first refusal provisions of this Section 2.8. Upon receipt of a Sale Notice, the Purchaser shall have the right of first refusal to purchase the Morgantown Facility upon the same terms and conditions as stated in the Sale Notice and the Offer (the "RIGHT OF FIRST REFUSAL") by giving written notice to PIWV of its agreement to do so within thirty (30) days after receiving the Sale Notice. The failure of the Purchaser to notify PIWV of its agreement to purchase the Morgantown Facility within said 30-day period shall result in the termination of the Right of First Refusal with respect to such Offer. In the event that the Right of First Refusal is not timely exercised as provided for herein, PIWV shall be entitled to consummate the Sale of the Morgantown Facility to the third-party purchaser identified in the Sale Notice; provided, however, that: (i) if such Sale is not consummated within 180 days after the date of the Sale Notice, or (ii) if the terms of such Sale with respect to the consideration to be paid (or any other terms and conditions which a reasonable investor would consider material to a decision to exercise the Right of First Refusal) are less favorable in any material respect to PIWV than as stated in the Sale Notice, then PIWV shall be required to send a new Sale Notice and such Sale shall again be subject to the Right of First Refusal. The Purchaser acknowledges and agrees that the Morgantown Facility is subject to a right of first refusal (the "PRIOR RIGHT OF FIRST REFUSAL") set forth in Section 18.02 of that certain ground lease dated September 30, 1985 between PIWV and Facilities Management Corporation in favor of the party identified in the said ground lease (the "RFR PARTY") and that the Right of First Refusal is subject to the Prior Right of First Refusal and the other provisions of said ground lease. Notwithstanding anything to the contrary in this Section 2.8, the Right of First Refusal and this Section 2.8 shall automatically terminate and have no force or effect upon the earlier to occur of (i) the first anniversary of the Closing Date unless the Purchaser has exercised its Right of First Refusal prior to such date in accordance herewith; provided that if the Purchaser has received a Sale Notice prior to the first anniversary of the Closing Date, the Purchaser shall be entitled to exercise the Right of First Refusal with respect to such Sale Notice within said 30-day period and otherwise in accordance with the terms set forth in this Section 2.8 notwithstanding that the exercise or closing thereof occurs after the first anniversary of the Closing Date, (ii) the consummation of the sale of the Morgantown Facility to the University or (iii) the termination of this Agreement.

      2.9 PURCHASE AND SALE OF STOCK. Subject to the terms and conditions herein set forth, the Shareholder shall, at the Closing, sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall at the Closing, purchase and accept the Stock, free and clear of all encumbrances or Liens of any character whatsoever, including, any option, right to purchase, right to convert, mortgage, charge, claim, pledge, conditional sales contract or security interest of any nature whatsoever other than any Liens created by or through the Purchaser. The sale, transfer, assignment and delivery by the Shareholder of the Stock to the Purchaser, as herein provided, shall be effected on the Closing Date by delivery of duly endorsed in blank share certificates or by instruments of transfer reasonably satisfactory in form and substance to counsel for the Purchaser. All Intercompany Receivables owed to or by the Acquired Company shall be canceled as of the Closing.

         2.10 TAXES.

                  2.10.1 As used in this Agreement, "TAXES" mean all federal, state, local and foreign income, franchise, sales, use, occupation, property, excise, alternative or add-on minimum, social security, employees' withholding, unemployment, disability, transfer, capital stock and other taxes, assessments, deficiencies, fees and other governmental charges or impositions (including, without limitation, any estimated taxes, and any interest and penalties), and "TAX" means any one of such Taxes. "BOOKED TAXES" means Taxes (other than any income Tax) of the Acquired Company accrued with respect to a Seller Short Period (as defined in Section 2.10.2.2) or with respect to a Reporting Period (as defined in Section 2.10.2.2) that ends on or before the Closing Date that are reflected in the Closing Date Adjusted Working Capital. "TAX RETURNS" means all federal, state, local and foreign income, franchise, sales, use, occupation, property, excise, alternative or add-on minimum, social security, employees' withholding, unemployment, disability, transfer, capital stock and other tax returns and tax reports, and "TAX RETURN" means any one of such Tax Returns.

                  2.10.2 Taxes of the Acquired Company with respect to the period ending on (and including) the Closing Date, other than Booked Taxes, but including 338 Taxes, shall be the responsibility of the Shareholder. Booked Taxes and Taxes of the Acquired Company with respect to the period beginning on the day after the Closing Date shall be the responsibility of the Purchaser.

                  2.10.2.1 Except as shown in SCHEDULE 2.10.2.1, the Shareholder shall be responsible for preparing and filing on behalf of the Acquired Company all Tax Returns for Reporting Periods of the Acquired Company ending on or before the Closing Date, including Tax Returns of the Acquired Company for such periods which are due after the Closing Date, and the Shareholder shall be responsible for the contents of such returns; provided, however, that the Shareholder shall furnish the Purchaser and the Acquired Company with copies of such returns of the Acquired Company, on a separate company basis, within 30 days following the filing date. The Purchaser shall be responsible for preparing and filing on behalf of the Acquired Company all Tax Returns for Reporting Periods of the Acquired Company ending after the Closing Date (including any Reporting Period that begins before and ends after the Closing Date (a "STRADDLE PERIOD"). Purchaser shall provide the Shareholder a copy of all Straddle Period Tax Returns no later than 10 business days prior to each such Straddle Period Tax Return's due date, and shall accept all reasonable comments on each such Straddle Period Tax Return received by Purchaser no later than three business days prior to the due date of each such Straddle Period Tax Return.

                  2.10.2.2 The Shareholder agrees to pay and, notwithstanding any disclosure of potential tax liabilities made by the Sellers, the Shareholder or the Acquired Company, to indemnify, reimburse and hold harmless the Purchaser (and other members of the affiliated group of which the Purchaser is a member (the "PURCHASER CONSOLIDATED GROUP")) and the Acquired Company and their respective successors, officers, directors, employees, agents and representatives, from and against any and all Taxes of the Acquired Company payable with respect to, any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, court costs and reasonable professional fees incurred in the investigation, defense or settlement of any claims covered by this indemnity) (herein referred to as "INDEMNIFIABLE TAX DAMAGES") arising out of or in any manner incident, relating or attributable to Taxes of the Acquired Company payable with respect to (i) any taxable year (or other applicable reporting period) ("REPORTING PERIOD") of the Acquired Company ending on or before the Closing Date, and (ii) the portion of any Straddle Period that ends on the Closing Date (a "SELLER SHORT PERIOD") whether such Taxes are imposed directly on the Acquired Company or as a result of including the Acquired Company in consolidated or combined returns filed by the affiliated group of which the Acquired Company is a member (the "SHAREHOLDER CONSOLIDATED GROUP"), except that with respect to any such Tax that is not an income Tax, the Shareholder shall be responsible for the payment of such Taxes only to the extent that they exceed Booked Taxes. The Shareholder shall be entitled to any credits or refunds of Taxes of the Acquired Company payable with respect to (A) any Reporting Period of the Acquired Company ending on or before the Closing Date, and (B) any Seller Short Period. The Purchaser shall cause the amount of any credits or refunds of Taxes to which the Shareholder is entitled under this Section 2.10.2.2, but which are received by or credited to the Purchaser, the Acquired Company or its successors after the Closing Date, to be paid to the Shareholder within ten business days following such receipt or crediting, provided that the Shareholder shall reimburse the Acquired Company or its successors to the extent of any required subsequent repayment of, or reduction in, the amount of such credits or refunds of Taxes so received or credited.

                  2.10.2.3 The Purchaser agrees to pay and to indemnify, reimburse and hold harmless the Shareholder, the Sellers, and other members of the Shareholder Consolidated Group, and their successors, officers, directors, employees, agents and representatives, from and against (i) any and all Booked Taxes and (ii) any and all Taxes of the Acquired Company payable with respect to, and any and all Indemnifiable Tax Damages, arising out of or in any manner incident, relating or attributable to Taxes of the Acquired Company payable with respect to, and any Taxes reflected on Tax Returns required to be filed by the Acquired Company with respect to, (A) any Reporting Period of the Acquired Company beginning after the Closing Date; and (B) the portion of any Straddle Period which commences the day after the Closing Date, whether such Taxes are imposed directly on the Acquired Company or as a result of including the Acquired Company in consolidated or combined returns filed by the Purchaser Consolidated Group.

                  2.10.2.4 The Tax liabilities with respect to the Acquired Company for the Seller Short Period shall be determined by closing the books and records of the Acquired Company as of the Closing Date, by treating such Seller Short Period as if it were a separate Reporting Period, and by employing accounting methods which are consistent with those employed in preparing the Tax Returns for the Acquired Company in prior Reporting Periods and which do not have the effect of distorting income or expenses (taking into account the transactions contemplated by this

Agreement), except that Taxes based on items other than income or sales shall be prorated on a per diem basis; provided, however, that with respect to any Tax which is not in effect during the entire Seller Short Period, the proration of such Tax shall be based on the number of days during the Short Period that such Tax was in effect.

                  2.10.3 The Shareholder shall indemnify and hold harmless the Purchaser (and members of the Purchaser Consolidated Group) and the Acquired Company from and against any and all Taxes of the Shareholder and members of the Shareholder Consolidated Group other than the Acquired Company for any and all periods, whether before or after the Closing Date, and from and against any and all Indemnifiable Tax Damages arising out of or in any manner incident, relating or attributable to such Taxes or to Tax Returns filed or required to be filed by the Shareholder and members of the Shareholder Consolidated Group other than the Acquired Company. The Purchaser shall indemnify and hold harmless the Shareholder, the Sellers and members of the Shareholder Consolidated Group and their successors, officers, directors, employees, agents and representatives, from and against any and all Taxes of the Purchaser and members of the Purchaser Consolidated Group other than the Acquired Company for any and all periods, whether before or after the Closing Date, and from and against any and all Indemnifiable Tax Damages arising out of or in any manner incident, relating, or attributable to such Taxes or to Tax Returns filed or required to be filed by the Purchaser and members of the Purchaser Consolidated Group other than the Acquired Company.

                  2.10.4 Any tax sharing agreement, practice or other similar arrangement between the Acquired Company and other members of the Shareholder Consolidated Group shall be terminated as of the Closing Date.

                  2.10.5 Except as otherwise specifically provided in this
Section 2.10, any amounts owed by the Shareholder to any party under this
Section 2.10 shall be paid within ten business days of the Shareholder's receipt of notice from such party; provided, however, that if such party has not paid such amounts and such amounts are being contested before the appropriate governmental authorities in good faith, the Shareholder shall not be required to make payment until it is determined finally by an appropriate governmental authority or court that payment is due. Except as otherwise specifically provided in this Section 2.10, any amounts owed by the Purchaser to any party under this Section 2.10 shall be paid within ten business days of the Purchaser's receipt of notice from such party; provided, however, that if such party has not paid such amounts and such amounts are being contested before the appropriate governmental authorities in good faith, the Purchaser shall not be required to make payment until it is determined finally by an appropriate governmental authority or court that payment is due.

                  2.10.6 The Purchaser shall promptly notify the Shareholder in writing of any notice, letter, correspondence, claim, determination, decision or decree ("TAX CLAIM") received by the Purchaser or the Acquired Company or their successors for any Reporting Period ending on or before the Closing Date and for any Seller Short Period that might give rise to a claim for indemnification hereunder. (Failure to give timely notice violates indemnification to the extent

Shareholder is prejudiced thereby.) The Shareholder, at its cost and expense, shall have the sole and exclusive right to (and shall promptly notify the Purchaser as to whether or not it will) handle, answer, defend, compromise or settle such Tax Claim and any tax examination, audit, contest or litigation in connection therewith. If the Shareholder declines to defend or handle any Tax Claim or any examination, audit, contest or litigation, the Shareholder shall be bound by the results obtained by the Purchaser, the Acquired Company or their respective successors or assigns in connection with such Tax Claim and such examination, audit, contest or litigation. The Purchaser shall cause the Acquired Company and its successors to give promptly to the Shareholder any relevant information relating to such Tax Claim which may be particularly within the knowledge of the Acquired Company or its successors and otherwise to cooperate fully with the Shareholder in good faith with respect to such Tax Claim. Notwithstanding the foregoing, the Shareholder shall not agree, without the consent of the Purchaser (which consent shall not be unreasonably withheld or delayed), to any adjustment for any period ending on or prior to the Closing Date which will legally bind the Purchaser for any period after the Closing Date. The Shareholder shall promptly notify the Purchaser in writing of any Tax Claim received by the Shareholder or its successors for any Reporting Period beginning after the Closing Date and for any portion of any Straddle Period that might give rise to a claim for indemnification hereunder. (Failure to give timely notice violates indemnification to the extent Purchaser is prejudiced thereby.) The Purchaser, at its cost and expense, shall have the sole and exclusive right to (and shall promptly notify the Shareholder as to whether or not it will) handle, answer, defend, compromise or settle such Tax Claim and any tax examination, audit, contest or litigation in connection therewith. If the Purchaser declines to defend or handle any Tax Claim or any examination, audit, contest or litigation, the Purchaser shall be bound by the results obtained by the Shareholder or its respective successors or assigns in connection with such Tax Claim and such examination, audit, contest or litigation. The Shareholder shall give promptly to the Purchaser any relevant information relating to such Tax Claim which may be particularly within the knowledge of the Shareholder or its successors and otherwise shall cooperate fully with the Purchaser in good faith with respect to such Tax Claim. Notwithstanding the foregoing, the Purchaser shall not agree, without the consent of the Shareholder (which consent shall not be unreasonably withheld or delayed), to any adjustment for any period ending after the Closing Date which will legally bind the Shareholder for any period ending prior to the Closing Date.

                  2.10.7 Each of the parties hereto will provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return (including amended Tax Returns and claims for Tax refunds), any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain until the expiration of any relevant statutes of limitations (and, to the extent notified by the other party, any extension thereof) and provide the other, at all reasonable times, with any work papers, records or other information which may be relevant to such return, audit or examination, proceeding or determination (including, but not limited to, determinations under this Section 2.10). The party requesting assistance or documents hereunder shall reimburse the other parties for reasonable expenses incurred in providing such assistance or documents.

         2.11 HSR ACT REQUIREMENTS. The obligations of the parties to this Agreement may be subject to the expiration of any waiting periods (including any extensions of time occasioned by requests by the Federal Trade Commission or the Department of Justice for further information about the transaction) applicable to the purchase and sale of the Assets pursuant to this Agreement under the HSR Act. No Closing shall take place until such waiting periods (including any extensions thereof), if applicable, have terminated or expired without the Federal Trade Commission or the Department of Justice having indicated to any party to this Agreement an intention to initiate proceedings or having initiated proceedings which look to preventing the consummation of the transactions contemplated by this Agreement. The Purchaser, the Sellers and the Shareholder shall make, or cause to be made, all filings required under the HSR Act in order to consummate the transactions contemplated by this Agreement. If the Federal Trade Commission or the Department of Justice requests additional information from the Purchaser, the Sellers or the Shareholder or imposes any condition upon the transactions contemplated by this Agreement, the Purchaser, the Sellers and the Shareholder will use their reasonable best efforts to cooperate with the Federal Trade Commission and the Department of Justice; provided, however, that nothing herein shall compel the Purchaser, the Sellers or the Shareholder to comply with any condition imposed upon it or its affiliates that is materially adverse to the interests of the Purchaser , the Sellers, the Shareholder or their respective affiliates as determined by the Purchaser , the Sellers or the Shareholder, respectively, in their sole and absolute discretion. The Purchaser shall pay the filing fee required under the HSR Act in connection with the transaction contemplated hereby.

         2.12 TERMINATION OF CERTAIN AGREEMENTS. Effective as of the Closing, the agreements set forth on SCHEDULE 3.6.2 which are marked with an asterisk shall automatically terminate and shall thereafter have no further force or effect.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE SHAREHOLDER

         The Sellers and the Shareholder, jointly and severally, represent and warrant to the Purchaser and its successors and permitted assigns, as of the date hereof as follows:

         3.1 ORGANIZATION, STANDING AND AUTHORITY; CAPITALIZATION.

                  3.1.1 Each of the Sellers, RCSI and RMST is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation as set forth on SCHEDULE 3.1.1-1. The Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller and the Shareholder have all requisite corporate power and authority (i) to execute, deliver and perform this Agreement and all Related Agreements, and (ii) to consummate the transactions contemplated hereby, and each Seller has all requisite corporate power and authority to conduct the operations of its respective Facility as presently conducted. Each of RCSI and RMST is duly qualified as a foreign corporation in each jurisdiction in which it is required to be so qualified, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. Each of RCSI and RMST has furnished the Purchaser true, complete and correct copies of its Articles of Incorporation and By-laws, with all amendments thereto. SCHEDULE 3.1.1-2 sets forth the name and security ownership of each holder of equity or any right to acquire equity of RCSI or RMST.

                  3.1.2 The Shareholder has full corporate power and the right to vote its shares in the Acquired Company without obtaining the consent or approval of any person or entity, except as set forth in Item 1 of SCHEDULE 3.7.

                  3.1.3 Except as described in SCHEDULE 3.1.3 hereto, the Acquired Company does not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, joint venture, trust or other business entity.

                  3.1.4 The entire authorized capital stock of RCSI consists of 1000 shares of $0.01 par value common stock, of which 1000 shares are issued and outstanding, and no shares are held in RCSI's treasury. All of the issued and outstanding shares of capital stock of RCSI are owned by the Shareholder (as set forth in SCHEDULE 3.1.4), free and clear of all Liens, claims, charges, Encumbrances and preemptive or other rights or options of any nature whatsoever, and the authorization of no other person or entity is required in order to consummate the transactions contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in RCSI, in each case except for the Liens arising under the Credit Agreement and security documents set forth in Item 1 of SCHEDULE 3.7. The shares of Stock are validly authorized and issued, fully paid and nonassessable. Except for this Agreement, there are no outstanding options, warrants, calls, commitments, plans or agreements to issue any additional shares of RCSI's capital stock or to pay any dividends on such shares or to purchase, redeem or retire any outstanding shares of its capital stock, nor are there outstanding any securities or obligations which are convertible into or exchangeable for any shares of capital stock of RCSI. The shares of Stock constitute all of the issued and outstanding capital stock, securities or other equity interests in RCSI, including, without limitation, options, warrants, commitments, plans or agreements to issue any additional shares of RCSI's capital stock, securities or obligations which are convertible into or exchangeable for any shares of capital stock of RCSI.

                  3.1.5 The entire authorized capital stock of RMST consists of 1000 shares of $0.01 par value common stock, of which 1000 shares are issued and outstanding, and no shares are held in RMST's treasury. All of the issued and outstanding shares of capital stock of RMST are owned by RCSI (as set forth in SCHEDULE 3.1.4), free and clear of all Liens, claims, charges, Encumbrances and preemptive or other rights or options of any nature whatsoever, and the authorization of no other person or entity is required in order to consummate the transactions contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in RMST, in each case except the Liens arising under the Credit Agreement and security documents set forth in
Item 1 of SCHEDULE 3.7. The issued and outstanding shares of RMST are validly authorized and issued, fully paid and nonassessable. Except for this Agreement, there are no outstanding options, warrants, calls, commitments, plans or agreements to issue any additional shares of RMST's capital stock or to pay any dividends on such shares or to purchase, redeem or retire any outstanding shares of its capital stock, nor are there outstanding any securities or obligations which are convertible into or exchangeable for any shares of capital stock of RMST. The issued and outstanding shares of RMST owned by RCSI constitute all of the issued and outstanding capital stock, securities or other equity interests in RMST, including, without limitation, options, warrants, commitments, plans or agreements to issue any additional shares of RMST's capital stock, securities or obligations which are convertible into or exchangeable for any shares of capital stock of RMST.

         3.2 AUTHORIZATION AND BINDING OBLIGATION. All corporate action on the part of each Seller, the Shareholder, the Acquired Company and their respective directors and stockholders necessary for the authorization, execution, delivery and performance by each Seller and the Shareholder, respectively, of this Agreement and the Related Agreements has been taken. This Agreement has been duly executed and delivered by each Seller and the Shareholder, and this Agreement and the Related Agreements constitute or will constitute, when duly executed and delivered, the valid and legally binding obligations of each Seller and the Shareholder, enforceable against each Seller and the Shareholder in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and except as enforcement of remedies may be limited by general equitable principles.

         3.3 ABSENCE OF CONFLICTING AGREEMENTS. Subject to obtaining the Consents and except as set forth on SCHEDULE 3.3, the execution, delivery and performance of this Agreement and the Related Agreements by each Seller and the Shareholder and the consummation of the transactions contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with any provision of the Certificate of Incorporation or Bylaws of any Seller, the Shareholder or the Acquired Company, respectively, (ii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, rule or regulation or any applicable judgment, order, ordinance, injunction or decree of any court or governmental instrumentality, (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, franchise, certificate, license or permit to which any Seller, the Acquired Company or the Shareholder, respectively, is a party or may be bound or by which the Assets or any Facility is or may be affected and (iv) will not create any Lien upon the Assets or any Facility (other than any Liens created by or through the Purchaser).

         3.4 TITLE TO AND CONDITION OF REAL PROPERTY.

                  3.4.1 All of the Real Property has legal access to public roads or streets, and all utilities and services necessary for the proper and lawful conduct and operation of the Facilities as now conducted are being provided on a regular basis. All improvements, installations, equipment and facilities utilized in connection with the Facilities currently are maintained, placed and located in all material respects in accordance with the provisions of all applicable laws, rules, regulations, deeds, easements, restrictions, leases, licenses, permits or other arrangements.

                  3.4.2 The Sellers are the lessees or lessors under the real property leases which are included in the Assumed Contracts, each of which are identified on SCHEDULE 3.4.2 (the "REAL PROPERTY LEASES"), as applicable to each Seller as indicated on SCHEDULE 3.4.2. None of the Sellers is in default under any material covenant, agreement or representation under the corresponding Real Property Lease, nor, to the Sellers' and/or the Shareholder's knowledge, is any other party thereto. Except as otherwise disclosed on SCHEDULE 3.4.2, each of the Sellers' leasehold interests under the corresponding Real Property Leases
(i) is valid, subsisting and in full force and effect and (ii) is free and clear of all Liens (other than Permitted Liens) or will be at the time of Closing. Subject to obtaining the corresponding Consents thereto, the purchase and sale of the Assets and the consummation of the transactions contemplated hereby will not affect the validity, enforceability and continuity of any of the Real Property Leases.

                  3.4.3 Except as disclosed on SCHEDULE 3.4.3, all of the Real Property (including the buildings and improvements thereon) (i) is in good condition and repair in accordance with normal and customary industry practices (ordinary wear and tear excepted), (ii) is available for immediate use in the conduct of the business or operations of the respective Facility and (iii) complies in all material respects with all applicable building, life safety and zoning codes and the regulations of any governmental authority having jurisdiction. There are no condemnation proceedings or eminent domain proceedings, lawsuits or legal proceedings of any kind pending or, to the Sellers' and/or the Shareholder's knowledge, threatened which would involve a taking of any of the Real Property. The Real Property and the present use and condition thereof do not violate in any material respect any applicable deed restrictions or other covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable to the Real Property as modified by any duly issued variances, and to Sellers' and/or the Shareholder's knowledge no permits, licenses or certificates pertaining to the ownership or operation of the Real Property, other than those which are transferable with the Real Property and the Licenses, are required by any governmental agency having jurisdiction over the Real Property or their operation. All improvements constructed by or on behalf of any of the Sellers on the Real Property were constructed in compliance in all material respects with all applicable federal, state or other statutes, laws, ordinances, regulations, rules, codes, orders or requirements (including, but not limited to, any building, zoning or environmental laws or codes) affecting such premises, and to the knowledge of each Seller and the Shareholder none of such improvements, in the view of the purposes for which each of them is used, has any material structural or engineering defect.

                  3.4.4 Each Seller has paid, or shall have paid prior to Closing, all amounts owing by such Seller to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with any of the Real Property, except for accruals reflected on the Closing Date Adjusted Working Capital or as set forth on
SCHEDULE 2.5. SCHEDULE 3.4.4 sets forth a true and complete list of all construction, architect, engineering and other agreements, if any, relating to uncompleted construction projects entered into by any Sellers in connection with any of the Real Property.

         3.5 TITLE TO AND CONDITION OF PERSONALTY.

                  3.5.1 Except with respect to any items of Assets which are the subject of an Assumed Contract, each Seller owns and has good title to its respective portion of the Assets (other than the Real Property which is the subject of Section 3.4), free and clear of all Liens except for (i) Permitted Liens and (ii) any Liens set forth in SCHEDULE 3.5.1, all of which shall be removed at or prior to the Closing, except as otherwise specifically noted therein. No Seller has materially reduced and, pending the Closing, will materially reduce the Inventory of usable supplies from the quantities normally maintained by it in accordance with its past practices.

                  3.5.2 Except as set forth in SCHEDULE 3.5.2, the Assets (other than the Real Property which is the subject of Section 3.4 and intangible assets) are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and are available for immediate use in the business and operations of the respective Facility. All of the Accounts Receivable reflect bona fide transactions for billable services and arose in the ordinary course of business and are not subject to offset or deduction. Neither any of the Sellers nor the Shareholder has any reason to believe that the bad-debt allowance set forth in the Financial Statements is not an accurate reflection of the expected collectibility of the accounts receivable as of the date of such Financial Statements.

         3.6 CONTRACTS.

                  3.6.1 SCHEDULE 3.6.1 contains a list (including memoranda of oral Assumed Contracts) of all the Assumed Contracts. All of the Assumed Contracts are in full force and effect and are valid and binding upon the respective Seller and/ or the Acquired Company, except as set forth on SCHEDULE 3.6.1, and each other party thereto and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and except as enforcement of remedies may be limited by general equitable principles. There is not under any Assumed Contract any material default by the respective Seller or the Acquired Company or, to such Seller's and/or the Shareholder's knowledge, any other party thereto, or any event which, after notice or lapse of time, or both, would constitute such a default. Except as set forth in SCHEDULE 3.6.1, neither any Seller nor the Acquired Company is aware of any intention by any party to any material Assumed Contract to (i) terminate or amend the terms thereof, (ii) refuse to renew same upon expiration of its current term or (iii) renew same upon expiration of its current term only on terms and conditions that are materially more onerous to the respective Seller or the Acquired Company than those pertaining to the Assumed Contracts as of the date hereof.

                  3.6.2 SCHEDULE 3.6.2 contains a description of Excluded Contracts.

         3.7 CONSENTS. Except for the expiration or termination of any applicable waiting period under the HSR Act and the Consents described in
SCHEDULE 3.7, no consent, approval or authorization of, or declaration to or filing with any governmental or regulatory authority or any other third party is required by Seller or the Shareholder (i) to permit any Seller to assign or transfer its respective portion of the Assets (including without limitation, the Assumed Contracts and the Licenses, to the extent the Licenses are transferable) to the Purchaser or (ii) to enable the Shareholder to transfer and sell the Stock to the Purchaser.

         3.8 TRADEMARKS, TRADE NAMES AND COPYRIGHTS. SCHEDULE 3.8 is a list of all copyrights, trademarks, trade names, logos, licenses, patents, privileges and other similar intangible property rights and interests (exclusive of those required to be listed in SCHEDULE 3.9) registered, applied for, issued to or owned by any Seller, or under which any Seller is licensed or franchised, and used or useful in the conduct of the business or operations of any Facility, all of which, to the Sellers' and/or Shareholder's knowledge, are valid, in good standing and uncontested and, except as provided in Schedule 3.8, will be owned or available for use by the Purchaser on identical terms and conditions after the Closing. SCHEDULE 3.8 indicates which items, while used in the operations of a Facility, will not be transferred to the Purchaser as part of the Assets. No written claims, notices, oppositions or demands have been asserted by any third party with respect to any of the items listed in SCHEDULE 3.8 and, to the Sellers' and/or the Shareholder's knowledge, no person or entity has interfered with, infringed upon, misappropriated, acted adversely to or otherwise come into conflict with the rights of any Seller in any of such items. To each Seller's and the Shareholder's knowledge, no Seller has interfered with, infringed upon, misappropriated, acted adversely to or otherwise come into conflict with any trademarks, trade names, copyrights, patents, patent applications, know-how, methods or processes owned by any other person or persons, and there is no action pending or, to the Sellers' and/or the Shareholder's knowledge, claim or action threatened with respect thereto.

         3.9 LICENSES. SCHEDULE 3.9 is a list of the material Licenses that any Seller holds to enable it to carry on the business or operations of any Facility as presently conducted. The Licenses were validly issued, and the Sellers are currently the authorized legal holders thereof. The Licenses comprise all of the material licenses, permits, certificates, accreditations and other authorizations required from any governmental or regulatory authority or any accrediting organization, for the conduct of the business and operations of the Facilities in the manner and to the extent they are now conducted, and none of the Licenses is subject to any restriction or condition which would limit the operation of any Facility in any material respect as presently operated. The Licenses are in full force and effect, and the conduct of the business and operations of each Facility is in accordance therewith. No Seller has reason to believe that any of the Licenses will not be renewed by the issuing authority or other applicable granting authority in the ordinary course.

         3.10 COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 3.10 and except with respect to Environmental Laws and Medical Waste Laws which are the subject of Section 3.17, each Seller is presently operating its respective Facility so as to comply in all material respects with (i) all applicable statutes, ordinances, rules, regulations, laws and orders of any federal, state or local governmental authority and (ii) to the extent applicable, all rules and regulations required as a condition of participation in the Medicare, CHAMPUS and Medicaid reimbursement programs. Each Seller is in compliance in all material respects with indigent care and other conditions, if any, contained in or related to any certificates, licenses or other instruments relating to its respective Facility, including, without limitation, the certificates of need obtained by it for such Facility.

         3.11 FINANCIAL STATEMENTS.

                  3.11.1 SCHEDULE 3.11 contains true and complete copies of the unaudited balance sheet and statement of income of the Acquired Company and the Sellers with respect to the Facilities as at and for the 9-month period ending March 31, 1998 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and normally reoccurring year-end adjustments) and present fairly, in all material respects, the financial condition of the Sellers with respect to the Facilities as of the date thereof and results of their operations for the period then ended in accordance with generally accepted accounting principles consistently applied. The Shareholder has allocated corporate overhead costs and expenses with respect to the Facilities on a basis consistent with its allocations to its other subsidiaries with respect to their facilities and operations and not in a manner intended to understate the true costs and expenses of the business and operations of the Facilities or to inflate the revenues of the Facilities.

                  3.11.2 The Sellers do not have any liability or obligation related to the Assets or any Facility (whether accrued, absolute, contingent or otherwise) which is of a nature required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, consistently applied, except for (i) the liabilities and obligations of the Sellers which are disclosed or reserved against in the Financial Statements, to the extent and in the amounts so disclosed or reserved against, and (ii) liabilities incurred or accrued in the ordinary course of business since the date of the most recent Financial Statements which do not, either individually or in the aggregate, have a Material Adverse Effect.

                  3.11.3 All liabilities or obligations shown or reflected in the Financial Statements and such liabilities incurred or accrued subsequent to the date of the most recent Financial Statements have been, or are being, paid and discharged in the ordinary course consistent with past practice.

         3.12 INSURANCE. SCHEDULE 3.12 contains a list of all insurance policies held by any Seller (or its affiliates) relating to the Assets and/or any Facility which are all in full force and effect. During the three-year period ending on the date hereof, no such policies have been canceled by an insurer and no application of any Seller for insurance has been rejected by any insurer.

         3.13 EMPLOYEE BENEFIT PLANS.

                  3.13.1 All Employee Plans and Compensation Arrangements of any Seller, the Acquired Company and/or the affiliates of any of them that provide benefits coverage to the current or former employees of the Acquired Company or to employees of any Seller employed or previously employed at a Facility are listed in SCHEDULE 3.13, other than employment agreements under which there are no continuing obligations of the employer. Complete descriptions of any unwritten Employee Plans or Compensation Arrangements of any Seller, the Acquired Company and/or the affiliates of any of them that provide benefits coverage to current or former employees of the Acquired Company or to employees of any Seller employed or previously employed at a Facility also are provided in
SCHEDULE 3.13.

                  3.13.2 Each of the Employee Plans and Compensation Arrangements listed in SCHEDULE 3.13 has been administered in all material respects in compliance with its own terms and with ERISA, the Code, the Age Discrimination in Employment Act and any other applicable federal or state laws.

                  3.13.3 Except as disclosed on SCHEDULE 3.13, neither the Acquired Company nor any Seller contributes to or is required to contribute to any Multi-employer Plan with respect to its employees, including any employees employed or previously employed at any Facility, and neither the Acquired Company, any Seller nor any other trade or business under common control with any of them (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) has incurred or reasonably expects to incur any "withdrawal liability," as defined under Section 4201 et seq. of ERISA.

                  3.13.4 Neither the Acquired Company nor any Seller is aware of the existence of any governmental audit or examination of any of the Employee Plans or Compensation Arrangements listed in SCHEDULE 3.13 or of any facts which would lead it to believe that any such audit or examination is pending or threatened. There exists no action, suit or material claim (other than routine claims for benefits) with respect to any of the Employee Plans or Compensation Arrangements listed in SCHEDULE 3.13 pending or, to the knowledge of the Acquired Company, any Seller and/or the Shareholder, threatened.

                  3.13.5 Except as described in SCHEDULE 3.13, neither the Acquired Company, any Seller nor any other trade or business under common control with any of them (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) sponsors, maintains or contributes to any of the Employee Plans or Compensation Arrangements that provides retiree medical or retiree life insurance coverage to former employees of the Acquired Company nor of any Seller employed or previously employed at a Facility.

                  3.13.6 There have been no failures to provide continuation coverage as required by Section 4980B(f) of the Code with respect to the employees or former employees of the Acquired Company or of any Seller.

                  3.13.7 Neither the Acquired Company nor any Seller has any Employee Plans or Compensation Arrangements as to which the Purchaser will be required to make any contributions or with respect to which the Purchaser shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of any Facility or on behalf of the Acquired Company or any Seller or any other trade or business under common control with any of them (within the meaning of Sections 414(b), (c), (m) or (o) of the Code), after the Closing, except as otherwise specifically provided in this Agreement or except for any obligations or liabilities that may be imposed on Purchaser either directly because of actions taken by Purchaser (but excluding the actual hiring of any of such employees) or under the provisions of Section 4980B of the Code and Section 601 et seq. of ERISA, provided in either case that the imposition of such obligations or liabilities are not the result of the failure of Seller and/or the Shareholder to comply with the provisions of Section 6.8 of this Agreement.

         3.14 LABOR RELATIONS. Except as described in SCHEDULE 3.6.1, no Seller is a party to or subject to any collective bargaining agreements with respect to any Facility. No Seller has any written or oral contracts of employment with any employee of any Facility, other than those listed in SCHEDULE 3.6.1 or SCHEDULE
3.6.2. Each Seller, in the operation of its Facility, has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll related taxes, and it has not received any written notice alleging that it has failed to comply with any such laws, rules or regulations. No lockouts, strikes or proceedings are pending or, to any Seller's and/or the Shareholder's knowledge, threatened between any Seller and employees (individually or collectively) of any Facility. Except as described in SCHEDULE 3.14, no labor union or other collective bargaining unit represents or, to any Seller's and/or the Shareholder's knowledge, claims to represent any of the employees of any Facility. To each Seller's and/or the Shareholder's knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to represent any of the employees at a Facility or to request a National Labor Relations Board certification election with respect to any of the employees at a Facility.

         3.15 TAXES.

                  3.15.1 There are no Liens for Taxes (other than Permitted Liens) on any of the Assets or the Facilities. There is not and there will not be, any liability for any Taxes arising out of, or attributable to, or affecting the Assets or any Facility through the close of business on the Closing Date, or attributable to the conduct of the operations of any Seller at any time, for which the Purchaser will have any liability for payment or otherwise except to the extent included in Assumed Liabilities or Booked Taxes and reflected in the Closing Date Adjusted Working Capital. There does not exist and will not exist by virtue of the transactions contemplated by this Agreement any liability for Taxes (except for sales, use, property and transfer taxes, if any, incident to the consummation of the transactions contemplated herein) which may be asserted by any taxing authority against the Assets or the business or operations of any Facility, and no Lien for Taxes has or will attach to the Assets or the business or operations of any Facility, except for any Taxes in the nature of property taxes or other fees or assessments.

                  3.15.2 The Acquired Company has provided the Purchaser a true and complete copy of all Tax Returns filed by the Acquired Company since formation, if any.

                  3.15.3 All Tax Returns required to be filed before the Closing Date in respect of the Acquired Company have been filed on a timely basis, and the Acquired Company has paid when due, Taxes required to be paid in respect of the periods covered by such Tax Returns. As of the Closing Date, the Acquired Company's books and records will provide for adequate reserves for the payment of all Taxes with respect to periods ending on or before the Closing Date for which Tax Returns have not yet been filed. There are no proposed additional Tax assessments against the Acquired Company not adequately provided for in the Financial Statements. There are no unpaid Taxes which are or could become a Lien (other than Permitted Liens) on the assets of the Acquired Company. There are no tax audits pending with respect to the Acquired Company. The charges, accruals and reserves with respect to Taxes on the books of the Acquired Company are adequate (as determined in accordance with generally acceptable accounting principles, consistently applied). All Taxes that the Acquired Company is or was legally required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authority.

                  3.15.4 To the knowledge of the Acquired Company and the Shareholder, SCHEDULE 3.15.4 sets forth each state and locality with jurisdiction to impose any Tax on the Acquired Company, its properties or its business.

         3.16 CLAIMS AND LEGAL ACTIONS. Except as set forth in SCHEDULE 3.16, there is no legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending or, to any Seller's and/or the Shareholder's knowledge, threatened against or relating to the Acquired Company any Seller, the Assets or the business or operations of any Facility or of the Acquired Company. Except as set forth in SCHEDULE 3.16, there are no actions, suits or proceedings pending or, to any Seller's and/or the Shareholder's the knowledge, threatened, against or affecting the Acquired Company or any Seller or the Shareholder which challenge the validity of this Agreement, or which if adversely determined, would adversely effect any of their ability to consummate the transactions contemplated by this Agreement or to perform their respective covenants and agreements under this Agreement.

         3.17 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 3.17:

                  3.17.1 the Assets and the business and operations of each Facility are currently, and, to the knowledge of any of the Sellers and/or the Shareholder, at all times prior to the date hereof have been, in compliance with all Environmental Laws and Medical Waste Laws, which compliance includes, but is not limited to, the possession by each Seller of all material permits and other governmental authorizations required under the Environmental Laws and Medical Waste Laws and compliance with the terms and conditions thereof;

                  3.17.2 no Seller has stored, disposed of or arranged for disposal of any Materials of Environmental Concern, except in compliance with the Environmental Laws and Medical Waste Laws;

                  3.17.3 no Seller has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that any Seller, the Real Property or the Assets are not in compliance with the Environmental Laws or the Medical Waste Laws that has not been cured, and, to the knowledge of any of the Sellers and/or the Shareholder, there are no circumstances that may prevent or interfere with compliance in the future. There are no Environmental Claims pending or, to any Seller's and/or the Shareholder's knowledge, threatened against any Seller or associated in any way with the Real Property, the Assets or the business or operations of any Facility;

                  3.17.4 there have been no actions, activities, circumstances, conditions, events or incidents arising out of any act or activities or condition created by any Seller, including, without limitation, the generation, handling, transportation, treatment, storage, release, emission, discharge, presence or disposal of any Materials of Environmental Concern associated in any way with the Real Property, the Assets or the business or operations of any Facility, that could result in any Environmental Claims against any Seller;

                  3.17.5 with respect to the generation, transportation, treatment, storage and disposal or other handling of Medical Waste, each Seller is presently in compliance with all Medical Waste Laws;

                  3.17.6 during each Seller's ownership of the Assets and the Real Property, (i) there have been no remedial responses or removal actions related in any way to Materials of Environmental Concern; (ii) there have been no underground or above ground tanks for the storage or handling of Materials of Environmental Concern placed on or under the Real Property by or on behalf of any Seller; (iii) and no Lien of any type (other than Permitted Liens) has been attached to any Asset or the Real Property related to the presence or alleged presence of Materials of Environmental Concern or pursuant to the Environmental Laws;

                  3.17.7 there is no friable asbestos at, on, about, under or within the Real Property or the Assets which constitutes a violation of Environmental Laws; and

                  3.17.8 true, correct and complete copies of all material permits, licenses, authorizations, registrations and other governmental consents required by the Environmental Laws which relate to the Assets have been provided to the Purchaser.

         3.18 REPORTS. All material returns, reports and statements which any Seller is currently required to file with any governmental agency have been filed, and all reporting requirements of governmental authorities having jurisdiction thereover have been complied with in all material respects. All of such reports, returns and statements are complete and correct in all material respects as filed.

         3.19 CONDUCT OF BUSINESS IN ORDINARY COURSE. Since the date of the most recent Financial Statement, except as set forth in SCHEDULE 3.19, each Seller and the Acquired Company have conducted its respective business and operations only in the ordinary course and have not:

                  3.19.1 suffered any material adverse change in the business, properties, financial condition of any Facility or its business, including any material damage, destruction or loss affecting the Assets;

                  3.19.2 changed its accounting methods or business practices in any material respects with respect to collection of Accounts Receivable or payment of accounts payable;

                  3.19.3 made any material increase in compensation payable or to become payable to any of the employees of any Seller or the Acquired Company, or made or promised to make any bonus payment to any employee of any Seller or the Acquired Company, or made any material change in personnel policies, insurance benefits or other compensation arrangements affecting the employees of any Seller or the Acquired Company other than merit increases and bonuses in the ordinary course of business consistent with past practice; or

                  3.19.4 sold, transferred, leased to others or otherwise disposed of any of the material Assets except for inventory sold or used in the ordinary course of business consistent with past practices or for assets sold or disposed of and replaced by other assets of comparable utility and value, canceled or compromised any debts owed to, or claims relating to, the Acquired Company's or any Seller's operations, which are of material value, or waived, compromised or released any rights which are of material value.

         3.20 COST REPORTS. Each Seller and each of its affiliates has duly filed in respect of its respective Facility and the other Assets all Cost Reports for all prior periods required to be filed as of the date hereof. All of such Cost Reports accurately reflect in all material respects the information to be included thereon. Set forth on SCHEDULE 3.20 is the date of the last audited Cost Report for each Seller and a list of those Cost Reports of each Seller that are still subject to audit. Except as set forth on SCHEDULE 3.20, neither any Seller nor any of its affiliates has received written notice of any dispute regarding such Cost Reports for any period subsequent to the audit dates set forth on SCHEDULE 3.20. To the knowledge of each Seller and the Shareholder, each Facility currently meets, without material exception, the conditions for participation in the Medicare program and, to the knowledge of each Seller and the Shareholder, no Facility has been subject to loss of waiver of liability for utilization review denials with respect to any program during the past two years.

         3.21 MEDICAL STAFF. Except as set forth on SCHEDULE 3.21, there are no pending or, to any Seller's and/or the Shareholder's knowledge, threatened disciplinary or corrective proceedings or appeals therefrom against any Seller involving active or applying medical staff members of any Facility. SCHEDULE
3.21 also sets forth a complete and accurate list of each member of the medical staff of each Facility.

         3.22 MEDICARE/MEDICAID PARTICIPATION AND ACCREDITATION INVESTIGATIONS. Each Facility is qualified for participation in the Medicare, CHAMPUS and Medicaid reimbursement programs (the "REIMBURSEMENT PROGRAMS"), has current and valid provider contracts with the Reimbursement Programs, is in compliance in all material respects with the conditions of participation in the Reimbursement Programs and has received all approvals or qualifications of the Reimbursement Programs necessary for capital reimbursement on the Assets. Except as set forth on SCHEDULE 3.22, none of the Sellers or the Shareholder have received written notice of any claims by any of the Reimbursement Programs against any Seller with regard to a Facility except for notice of program reimbursements received in the ordinary course of business. Each Facility is duly accredited by the JCAHO and all other applicable accreditation agencies listed on SCHEDULE 3.22 (the "OTHER HEALTH AGENCIES"), with no contingencies other than as shown on the most recent surveys by the JCAHO and the Other Health Agencies (the "DEFICIENCIES"). Each Seller has taken or is taking all necessary steps to correct all Deficiencies and a description of any uncorrected Deficiency is listed on SCHEDULE 3.22. True and complete copies of the most recent accreditation letters, report of survey findings, deficiency lists and all other related documents from the JCAHO and the Other Health Agencies pertaining to each Facility have been delivered or made available to the Purchaser. Except as described on SCHEDULE 3.22, neither any Seller nor any of its affiliates has received written notice from the Reimbursement Programs, their fiscal intermediaries, JCAHO, the Other Health Agencies or any other governmental agency of any pending or, to any Seller's and/or the Shareholder's knowledge, threatened investigations or surveys with respect to any Facility, and no Seller has reason to believe that any such investigations or surveys are pending or threatened.

         3.23 HILL-BURTON CARE. No Seller has any outstanding loan, grant or loan guarantee pursuant to the Hill-Burton Act (42 U.S.C.ss.291a, et seq.).

         3.24 U.S. PERSON. Neither any Seller nor the Shareholder is a "foreign person" within the meaning of Section 1445 of the Code.

         3.25 BANK ACCOUNTS. SCHEDULE 3.25 contains a complete list of all of the Acquired Company's bank accounts and all lines of credit owned or used by the Acquired Company that will survive the Closing, and the names of all persons with authority to withdraw funds from, or execute drafts or checks on, each such account.

         3.26 FULL DISCLOSURE. No representation or warranty made by any Seller or the Shareholder herein contains any untrue statement of a material fact, or omits to state any material fact required to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

         3.27 ASSETS. The Assets constitute all of the assets owned, leased, used or held for use by the Sellers that are necessary for the operation of the Facilities, as presently operated, except for the Excluded Assets.

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Sellers and the Shareholder and their respective successors and permitted assigns, as of the date hereof as follows:

         4.1 ORGANIZATION, STANDING AND AUTHORITY. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all requisite company power and authority (i) to execute, deliver and perform this Agreement and all Related Agreements and (ii) to consummate the transactions contemplated hereby.

         4.2 AUTHORIZATION AND BINDING OBLIGATION. All company action on the part of the Purchaser and its directors and members necessary for the authorization, execution, delivery and performance by the Purchaser of this Agreement and the Related Agreements has been taken. This Agreement has been duly executed and delivered by the Purchaser, and this Agreement and the Related Agreements constitute or will constitute, when duly executed and delivered, the valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally, and except as enforcement of remedies may be limited by general equitable principles.

         4.3 ABSENCE OF CONFLICTING AGREEMENTS. The execution, delivery and performance of this Agreement and the Related Agreements by the Purchaser and the consummation of the transactions contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) will not conflict with any provision of the organizational documents or limited liability company agreement of the Purchaser, (ii) will not conflict with, result in a breach of, or constitute a default under, any applicable law, rule or regulation or, to the Purchaser's knowledge, any applicable judgment, order, ordinance, injunction or decree of any court or governmental instrumentality and (iii) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, franchise, certificate, license or permit to which the Purchaser is a party or may be bound or by which its assets are or may be affected.

         4.4 CONSENTS. Except for the expiration or termination of any applicable waiting period under the HSR Act and the Consents described in
SCHEDULE 4.4, no consent, approval or authorization of, or declaration to or filing with any governmental or regulatory authority or any other third party is required to permit the Purchaser to consummate the transactions contemplated by this Agreement.

         4.5 LITIGATION; DISPUTES. There are no claims, actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened, against or affecting the Purchaser which challenge the validity of this Agreement, or which if adversely determined, would adversely effect its ability to consummate the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

         4.6 FULL DISCLOSURE. No representation or warranty made by the Purchaser herein contains any untrue statement of a material fact, or omits to state any material fact required to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

5.       PRE-CLOSING COVENANTS OF THE SELLERS

         Except as contemplated by this Agreement or with the prior written consent of the Purchaser, between the date hereof and the Closing Date (the "EXECUTORY PERIOD"), each Seller shall operate its Facility and the Acquired Company shall conduct its business in the ordinary course of business in accordance with its past practices (except where such would breach the following covenants or with such Seller's other obligations hereunder), and shall abide by the following negative and affirmative covenants:

         5.1 NEGATIVE COVENANTS. The Acquired Company and the Sellers each covenants and agrees that it shall not do any of the following during the Executory Period:

                  5.1.1 COMPENSATION. Increase the compensation, bonuses or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of any Facility, except in the ordinary course of business consistent with past practice or as required by contract or law;

                  5.1.2 CONTRACTS. Modify, amend or renew any of the Assumed Contracts or enter into any new contracts, except in the ordinary course of business, provided that no Seller shall enter into any new contract providing for payments in excess of $10,000 per year without the prior written consent of the Purchaser; provided further; however, no consent of the Purchaser shall be required for any contracts providing for annual payments of $25,000 per year or less that can be terminated upon no more that 30 days' notice (however, the Shareholder shall give the Purchaser notice of any such contract with payments in excess of $10,000 per year);

                  5.1.3 LICENSES. Knowingly do any act or fail to do any act which could reasonably be expected to result in the expiration, revocation, suspension or modification of any of the Licenses, or fail to prosecute in the ordinary course consistent with past practices any applications to any governmental authority, if any, in connection with the operation of any Facility;

                  5.1.4 WAIVER OF RIGHTS. Knowingly waive any material right relating to the Assets or any Facility;

                  5.1.5 Construction. Except as set forth on SCHEDULE 5.1.5, acquire (whether by purchase or lease) capital assets or incur costs in excess of $10,000 in respect of any new construction projects relating to any Facility;

                  5.1.6 ACCOUNTING METHODS AND BUSINESS PRACTICES. Change its accounting methods or business practices with respect to collection of Accounts Receivable or payment of accounts payable;

                  5.1.7 DISPOSITION OF ASSETS. Sell, assign, lease or otherwise transfer or dispose of any of the Assets, except for assets consumed or disposed of in the ordinary course of business or that are no longer used or useful in the business or operations of the Facilities or are replaced by property of substantially similar kind and value;

                  5.1.8 ENCUMBRANCES. Create, assume or permit to exist any Lien upon the Assets, except for Permitted Liens; or

                  5.1.9 NO INCONSISTENT ACTION. Knowingly take any action which is a breach of its obligations hereunder.

         5.2 AFFIRMATIVE COVENANTS. The Acquired Company and the Sellers each covenants and agrees that it shall do the following during the Executory Period:

                  5.2.1 ACCESS TO INFORMATION. Subject to Section 12.14 hereof, allow the Purchaser and its authorized representatives reasonable access at their expense during normal business hours, on reasonable prior notice and without undue interruption to the operation of any Seller or Shareholder to the employees and staff of each Seller and to the Assets and all books, records, files and other documents relating to each Facility for the purpose of audit and inspection, and each Seller shall furnish or cause to be furnished or made available all information with respect to the affairs and business of such Seller relating to the Assets or the operation of any Facility as the Purchaser may reasonably request;

                  5.2.2 MAINTENANCE OF ASSETS. Use its best efforts to maintain all of the Assets or replacements thereof and improvements thereon in good condition (ordinary wear and tear





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

excepted) and to use, operate and maintain all of such assets in a manner consistent with past practice;

                  5.2.3 INSURANCE. Maintain all existing or comparable replacement insurance policies with respect to the Assets and each Facility;

                  5.2.4 CONSENTS. Use its best efforts to obtain the Consents;

                  5.2.5 PRESERVATION OF BUSINESS. Except as disclosed in
SCHEDULE 3.19, use its best efforts to preserve the business of each Facility and each Seller's present relationships with doctors, patients, Payors, suppliers, employees and others having business relations with it in the ordinary course of business;

                  5.2.6 PRESERVATION OF REIMBURSEMENT RATES. Use its best efforts to maintain the reimbursement rates of each Facility, including, without limitation, the filing of all reports with Payors necessary to maintain such rates, consistent with past practice;

                  5.2.7 BOOKS AND RECORDS. Maintain its books and records in accordance with past practices;

                  5.2.8 NOTIFICATION. Promptly notify the Purchaser in writing of any developments with respect to the business or operations of any Facility, and of any change in any of the information contained in any Seller's representations and warranties contained in Section 3 or in the schedules hereto, in any case that could be reasonably expected to have a Material Adverse Effect, provided that such notification shall not relieve any Seller of any obligations hereunder;

                  5.2.9 FINANCIAL INFORMATION. Furnish to the Purchaser, within 45 days after the end of each month ending between the date of the most recent Financial Statements and the Closing Date, a statement of income and expense for the month just ended and such other financial information (including information on payables and receivables) in each case as the Purchaser may reasonably request and which is prepared in the ordinary course of business, provided that such financial information with respect to the month ended April 30, 1998 shall not be due until fourteen days following the date hereof;

                  5.2.10 CONTRACTS. Prior to the Closing, deliver to the Purchaser a list of all material Contracts entered into by any Seller or the Acquired Company between the date hereof and the Closing Date; and

                  5.2.11 COMPLIANCE WITH LAWS. Use its best efforts to comply in all material respects with all laws, rules and regulations to the Acquired Company, any Seller, the Assets and any Facility are subject.

                  5.2.12 MESA FACILITY. The Shareholder shall use its best efforts to cause the Mesa Facility to be owned in fee simple by Mesa Psychiatric Hospital, Inc. by the Closing. In addition, the Shareholder shall use its best efforts to enter into a binding agreement as soon as practicable after the date hereof with the owner of the Mesa Facility to so convey the Mesa Facility to Mesa Psychiatric Hospital, Inc. on or before the Closing.

6.       ADDITIONAL COVENANTS

         6.1 CONSENTS. Following the execution hereof, the Sellers and the Purchaser shall promptly make applications to all third parties whose Consents are required for the consummation of the transactions contemplated by this Agreement (and shall use their best efforts to have made such applications by no later than 7 days following the date hereof), and shall otherwise use their best efforts to obtain the Consents as expeditiously as possible, each such Consent being on terms which shall not effect a material adverse change to any License or Assumed Contract with respect to which such Consent is being obtained. The Sellers shall be ultimately responsible for obtaining all Consents which are necessary for the Sellers to consummate the transactions contemplated hereby, including, with respect to Assumed Contracts, and the Purchaser shall be ultimately responsible for filing all applications and obtaining all Consents which are necessary for the Purchaser to consummate the transactions contemplated hereby, including, with respect to the transfer or obtaining of certificates of need and other Licenses. Upon request, the Sellers and the Purchaser shall periodically inform the other party of the status of its efforts to obtain such Consents and shall reasonably cooperate with each other in connection therewith. To the extent that a Consent with respect to the assignment of an Assumed Contract has not been obtained by the Closing and both the Sellers and the Purchaser waive the requirement that such Consent be obtained for purposes of the Closing, the Sellers shall continue to use its best efforts to obtain such Consent for a period of 60 days (with reasonable extensions at the request of the Purchaser) and until such time as the Consent is obtained or rejected or until the expiration of such 60-day period (or extension thereof) the Sellers and the Purchaser shall treat such Assumed Contract as though it had been assigned to and assumed by the Purchaser. To the extent that a Consent with respect to the transfer of a License has not been obtained by the Closing and both the Sellers and the Purchaser waive the requirement that such Consent be obtained for purposes of the Closing, the Purchaser shall continue to use its best efforts to obtain such Consent and until such time as the Consent is obtained the Sellers shall continue to operate under such License for the benefit of the Purchaser. To the extent that certain Accounts Receivable are not transferrable the Sellers and the Purchaser shall treat such Accounts Receivable as though they had been assigned to the Purchaser and the Sellers shall collect said Accounts Receivable for the benefit of the Purchaser and promptly remit to the Purchaser such collections. Notwithstanding anything to the contrary set forth herein, there shall be no transfer of ownership or control of the "controlled substances" in respect of the Assets until such time as the Purchaser has obtained the appropriate Controlled Substance Registration Certificate from the United States Drug Enforcement Agency in respect of the applicable Facility's pharmacy. Until such time, the Sellers shall continue to operate such Facility pharmacy in the manner theretofore operated. The Purchaser shall indemnify and hold harmless the Sellers, the Shareholders and their affiliates, upon and after the Closing, from and against any Losses arising out of or relating to (i) the operation of such Facility pharmacy after the Closing, including, without limitation, the dispensing of controlled substances and (ii) the performance of any Assumed Contract or License on behalf of Purchaser. The Sellers shall use their good faith efforts to obtain the consent of the medical staff members to the disclosure of such members' existing medical staff files to the Purchaser.

         6.2 COOPERATION. The parties shall reasonably cooperate with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement.

         6.3 TAXES, FEES AND EXPENSES. The Sellers and the Purchaser shall pay one-half of all sales, use, transfer, recordation and documentary taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

         6.4 BROKERS. Except as set forth on SCHEDULE 6.4, each of the parties represents and warrants to the other that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement. Sellers and Shareholder shall be responsible for and pay and indemnify the Purchaser against any and all fees or expenses payable to the parties set forth on SCHEDULE 6.4.

         6.5 BULK SALES LAW. The Purchaser hereby waives compliance by each of the Shareholder and the Sellers with the provisions of any applicable bulk sales laws with respect to the delivery of a listing of creditors and the related notice of the transactions contemplated hereby to such creditors. Any loss, liability, obligation or cost suffered by any Seller or the Purchaser as the result of the failure of the Sellers to comply with the provisions of any bulk sales law applicable to the transfer of the Assets as contemplated by this Agreement shall be borne by the Sellers.

         6.6 CONFIDENTIALITY. Except as necessary for the consummation of the transactions contemplated hereby, each of the parties hereto will keep confidential any information which is obtained from any other party hereto in connection with the transactions contemplated hereby and which is not readily available to the general public. In the event this Agreement is terminated, each party will return all documents, work papers and other written material obtained by it in connection with the transactions contemplated hereby, to the party which provided such materials.

         6.7 RISK OF LOSS.

                  6.7.1 The risk of any loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by the Sellers at all times prior to the Closing. In the event of any material physical loss, damage or impairment, confiscation or condemnation of any material portion of the tangible Assets prior to the Closing, the Sellers shall use their best efforts to repair, replace or restore such Assets to their prior condition as soon as reasonably practicable after such loss, damage, impairment, condemnation or confiscation, and the proceeds of any claim for loss payable under any insurance policy, judgment or award with respect thereto shall be applied to such repairs, subject to applicable agreements governing indebtedness of Sellers and the Shareholder.

                  6.7.2 If any material damage or destruction of the Assets or any other event occurs which prevents the operation of any Facility in the normal and usual manner and the Sellers cannot restore or replace such Assets so that such conditions are cured in all material respects and normal operations are resumed before the Closing Date, the Closing Date shall be postponed for a period of up to 60 days, to permit the repair or replacement of the damaged Assets.

                  6.7.3 In the event of any damage or destruction of Assets described in Section 6.7.2, if such Assets have not been restored or replaced and the affected Facility's normal operations resumed within the 60-day period contemplated by Section 6.7.2, the Purchaser or the Shareholder may terminate this Agreement forthwith without any further obligation hereunder by written notice to the other.

         6.8      EMPLOYEE BENEFIT MATTERS.

                  6.8.1 The Sellers and the Shareholder shall retain full responsibility and liability for offering and providing "continuation coverage" to any "qualified beneficiary" who is covered by a "group health plan" sponsored, maintained or contributed to by any Seller, the Acquired Company or the Shareholder and who has experienced a "qualifying event" or is receiving such "continuation coverage" on or prior to the Closing Date. Nothing in this
Section 6.8.1 shall be construed as imposing any responsibility or liability on the Sellers and the Shareholder with respect to any Hired Employee who experiences a "qualifying event" after the Closing Date to the extent the responsibility or liability relates to such "qualifying event", except to the extent such liability or responsibility is imposed under the provisions of
Section 4980B of the Code and Section 601 et seq. of ERISA with respect to a plan that was or is sponsored by the Sellers or by the Shareholder. Continuation coverage, qualified beneficiary, qualifying event and group health plan shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA.

                  6.8.2 On or prior to the Closing Date, the Purchaser shall offer employment to such number of employees of the Shareholder employed at the Facilities immediately prior to the Closing Date as the Purchaser shall determine in its sole discretion at current pay rates, for positions which the Purchaser reasonably believes to be comparable, and with benefits no less favorable than those benefits being provided to similarly situated employees of the Purchaser and its affiliates. The Purchaser agrees to notify the Shareholder as soon as reasonably practicable following the date hereof, but in any event no later than 10 days prior to the Closing, of those




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

persons to whom the Purchaser does not intend to offer employment. The Purchaser will strive to make offers to such employees of the Shareholder no later than 10 days prior to the Closing. To the extent that an employee of the Shareholder at a Facility is not offered employment with the Purchaser in accordance with the provisions set forth in this Section 6.8.2, the Purchaser shall reimburse and indemnify and hold harmless the Shareholder and the Sellers for all severance amounts payable to such persons in accordance with severance payment terms set forth in SCHEDULE 6.8.2. Except as set forth in the immediately preceding sentence, to the extent an employee of the Shareholder is not offered employment with the Purchaser or any such employee is offered employment with the Purchaser pursuant to this Section 6.8.2 but refuses such offer of employment, the Sellers and the Shareholder shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to such employee arising out of such employee's employment by the Shareholder prior to the Closing, including, without limitation, wages, salaries, severance, sick pay, accrued vacation and all amounts owed pursuant to any employment, incentive, compensation or bonus agreements, none of which shall be included in the Closing Date Adjusted Working Capital, and the Shareholder agrees to indemnify the Purchaser and hold the Purchaser harmless from any such liabilities. The Purchaser shall assume the obligation of the Shareholder and the Sellers, as the case may be, to pay accrued wages, salary and accrued vacation and sick pay to the Shareholder's employees who accept employment with the Purchaser (the "HIRED EMPLOYEES") and such accrued liability shall be included in the Closing Date Adjusted Working Capital. The Purchaser shall grant to the Hired Employees, at the time of hiring, a credit for the amount of paid days off, including vacation, holiday and sick leave, as each such Hired Employee had accrued but had not used under similar programs maintained by the Shareholder as of the time the Hired Employee left the employ of the Shareholder; provided, that any such credit shall be subject to the limits on credits for paid days off prescribed under the policies currently maintained by the Purchaser's affiliates that are involved in the operation of hospital facilities (the "HOSPITAL SUBSIDIARIES"); and provided further that the monetary value of such credit shall be included in the Closing Date Adjusted Working Capital. The Purchaser agrees to pay to Hired Employees an amount equal to that portion of the monetary value of the accrued vacation, holiday and sick leave that is in excess of the value of the credit provided thereto by the Purchaser under its paid days off policy in accordance with this
Section 6.8.2. For purposes of the Purchaser's employee benefit plans and policies that provide coverage to the Hired Employees on or after the Closing Date, to the extent permitted or contemplated by such plans and policies, the Purchaser shall give credit to employees who accept such offer for their respective periods of employment with the Sellers prior to the Closing.

                  6.8.3 Except as disclosed in SCHEDULE 6.8.3, the Shareholder represents and warrants to the Purchaser that none of the "full-time employees" (as said term is defined under the WARN Act) of the Shareholder employed at the Facilities or in the Acquired Company have experienced an "employment loss" (as said term is defined under the WARN Act) during the 90-day period prior to the date hereof, and the Shareholder agrees to provide to the Purchaser at the Closing an updated list of such employees, effective as of the Closing Date. The Purchaser shall indemnify and hold the Shareholder, the Sellers and their affiliates harmless, in accordance with the provisions set forth in Section 11, from and against all Losses resulting from any



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

compliance obligation (including, without limitation, the obligation to give notice or pay any money) that any Seller, the Shareholder and its affiliates or the Purchaser has under the WARN Act arising from the termination of any Hired Employees or other employees of the Shareholder at the Facilities or of the Acquired Company on or after the Closing Date or the failure to hire a sufficient number of any employees of the Shareholder at the Facilities or of the Acquired Company.

                  6.8.4 The Purchaser shall offer health plan coverage to the Hired Employees on terms and conditions generally applicable to the Purchaser's at the Hospital Subsidiaries. For purposes of providing such coverage, the Purchaser shall waive all preexisting condition limitations for all such Hired Employees covered by the Sellers' health care plan as of the Closing Date and shall provide such health care coverage effective as of the Closing Date without the application of any eligibility period for coverage. In addition, the Purchaser shall credit all payments made by Hired Employees toward deductible and co-payment obligation limits under Sellers' health care plans for the plan year that includes the Closing Date as if such payments had been made for similar purposes by the Hired Employees under the Purchaser's health care plans during the plan year that includes the Closing Date.

                  6.8.5 The Sellers and the Shareholder shall cause all Hired Employees and all employees of the Acquired Company to cease participation in any employee benefit and incentive plans sponsored or maintained by or on behalf of any Seller and/or the Acquired Company, and shall cause all benefits thereunder to be paid thereto in accordance with the terms of such employee benefit and incentive plans, except for those liabilities or benefits for which the Purchaser will grant credit pursuant to Section 6.8.2.

                  6.8.6 Notwithstanding the foregoing, nothing in this Agreement shall, or shall be deemed to, create any rights in favor of any person not a party hereto or to constitute an employment agreement or condition of employment for any employee of any Seller, the Acquired Company or the Purchaser. No provisions of this Section 6.8 shall be construed to create any right with respect to any employee of any Seller, the Shareholder, the Acquired Company or the Purchaser, including the Hired Employees, to continued employment with the Purchaser.

                  6.8.7 To the extent permitted by applicable law, for purposes of FICA tax withholding for periods after the Closing Date, the Purchaser shall treat all wages (within the meaning of Section 3121(a) of the Code) paid by the Sellers in the calendar year in which the Closing occurs to each Hired Employee as if paid by the Purchaser in such calendar year. The Sellers agree to transfer to the Purchaser any records relating to withholding and payments of income and unemployment taxes (federal, state and local) and FICA taxes with respect to wages paid to the Hired Employees for the calendar year in which the Closing occurs, at or prior to Closing. The Purchaser and the Sellers hereby agree that, pursuant to Revenue Procedure 96-60, the Sellers shall be relieved from furnishing Forms W-2 to the Hired Employees for the calendar year in which the Closing occurs and the Purchaser shall timely furnish such forms for such year reflecting wages paid and taxes withheld by both the Purchaser and the Sellers. At or prior to the



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

Closing, the Sellers shall transfer to the Purchaser a current Form W-4 (Employee's Withholding Allowance Certificate) for each Hired Employee.

         6.9 FILING OF COST REPORTS. The Sellers shall be entitled to, and shall be responsible for, any and all receivables or payables, claims, rights or other amounts due (or which may become due) to the Sellers as reimbursement or other payments from the United States government or any agency thereof, any state or any fiscal intermediary or other Payor in connection with the review, audit or settlement of Cost Reports filed with the United States government under the Medicare program, with any state under any state cost-based programs or with any fiscal intermediary or other Payor, relating to the operations or the businesses of the Sellers (including, without limitation, the Facilities) at any time prior to or on the Closing Date including without limitation Cost Report Settlements (collectively, the "COST REPORT ADJUSTMENTS"), whether or not such Cost Reports were filed prior to, on or after the Closing Date. The Sellers shall be responsible for filing the Medicare provider, state provider and fiscal intermediary or other Payor Cost Reports for the Facilities for cost reporting periods ending before or on the Closing Date (the "SELLER COST REPORTS"), including any terminating Cost Reports due as a result of the transactions contemplated hereby, and the Sellers shall accept full responsibility and entitlement under such Seller Cost Reports, including without limitation, responsibility for and entitlement to the Cost Report Adjustments, recapture, if any, and audit and other liability for overpayment or recoupment in connection with such Seller Costs Reports. The Sellers shall be responsible for Medicare and any state provider appeals relating to the Facilities for all periods ended on or before the Closing Date, both individual as well as group appeals as those terms are defined in Part I, Section 2920 of the Provider Reimbursement Manual published by the Health Care Financing Administration. The Sellers shall be entitled to receive all amounts due from the Medicare and any state programs in respect to all such appeals for period s ended on or before the Closing Date. The Purchaser agrees that it shall not file or cause to be filed any amended Costs Reports in any of the Sellers' respective names or otherwise with respect to the Facilities for any period ending on or prior to the Closing Date; it being understood and agreed that the Sellers shall have the sole discretion as to the filing of such amended Cost Reports. For a period of two years following the Closing Date, the Sellers will cooperate with the Purchaser regarding amendments to Seller Cost Reports in cases where errors or omissions in said Cost Reports result in adverse reimbursement consequences to the Purchaser on an ongoing basis, provided that such amendments would not result in adverse consequences to any of the Sellers, the Shareholder or their affiliates. The Purchaser shall forward to the Sellers any and all correspondence relating to any and all of the Seller Cost Reports, the Cost Report Adjustments, and the other Excluded Assets promptly following receipt thereof by the Purchaser. The Purchaser agrees to remit to the Sellers any checks or other receipts included in or relating to the Cost Report Adjustments and any other item which is an Excluded Asset immediately upon receipt by the Purchaser.

         6.10 POST-CLOSING INSURANCE. For a period of five years after the Closing, the Sellers shall maintain their existing comprehensive general liability and hospital professional liability insurance coverages, or obtain extended reporting period tail insurance, with respect to each

Facility for all periods prior to the Closing in substantially their present form as described on SCHEDULE 3.12; provided that Purchaser shall reimburse the Sellers on the Closing Date for one-half (1/2) of the aggregate premium for such required insurance as described in SCHEDULE 3.12.

         6.11     Access to Information .

                  6.11.1 After the Closing, the Sellers agree to allow the Purchaser and its authorized representatives reasonable access, at its own expense and during normal business hours upon reasonable prior notice and without undue interruption, to all books, records, files and other documents relating to the Facilities or the Acquired Company relating to periods prior to the Closing Date for the purpose of audit and compliance with laws, except as such access may be restricted by law or applicable privilege. Each Sellers also agrees to give the Purchaser notice (the "RECORDS NOTICE") of its intent to destroy any such books, records, files and other documents, and the Purchaser shall have the option to obtain, at its own expense, such books, records, files and other documents from the Seller upon the giving of notice of the Purchaser's desire to obtain such books, records, files and other documents to such Seller within 15 days of receipt of such Records Notice.

                  6.11.2 After the Closing, the Purchaser agrees to allow the Sellers and their authorized representatives reasonable access, at their own expense and during normal business hours, to all Patient Records and all other books, records, files and other documents relating to the Facilities relating to periods prior to the Closing Date for any lawful purpose, including for the purpose of financial, tax, audit, compliance with laws or other reasonable business purpose, except as such access may be restricted by law or applicable privilege, and including, without limitation in connection with the determination of the Closing Date Adjusted Working Capital and any disputes relating thereto, and in connection with the filing of tax returns and other reports and related matters. Notwithstanding the foregoing, each Seller's access to, or right to copies of, any Patient Records shall be subject to any applicable law, accreditation standard or rule of confidentiality or privilege.

         6.12 ENVIRONMENTAL REPORTS. The Purchaser may, at its expense, cause Phase I and Phase II Environmental Assessments to be prepared with respect to the Real Property on or prior to the date hereof. The Sellers covenant and agree, at not cost to any Seller or the Shareholder, to reasonably cooperate with the Purchaser in the preparation of any said Phase I and Phase II Environmental Assessments.

         6.13     NONCOMPETITION COVENANT.

                  6.13.1 Subject to the provisions set forth in Section 6.13.2, each Seller and the Shareholder covenant and agree that, for a period of three
(3) years commencing on the Closing Date (the "PRIMARY RESTRICTED PERIOD"), neither any of the Sellers, nor the Shareholder nor any subsidiary of any of them shall compete, directly or indirectly (whether as an agent, broker, consultant, employee, director, proprietor, owner, operator, manager, partner, joint venturer, stockholder, lender, guarantor or other capacity of such competing enterprise), with the Purchaser or any of its subsidiaries by constructing, owning, leasing, operating or managing a behavioral health care business, whether free standing or as a unit or component of another facility, anywhere within a 50-mile radius of any Facility the assets of which are acquired by the Purchaser pursuant to this Agreement (the "PRIMARY TERRITORY") or otherwise deliver behavioral health care services within the Primary Territory. Each Seller and the Shareholder further covenant and agree, subject to the provisions set forth in Sections
6.13.2 and 6.13.3, that, for a period of eighteen (18) months commencing on the Closing Date (the "SECONDARY RESTRICTED PERIOD"), neither any of the Sellers, nor the Shareholder nor any subsidiary of any of them shall compete, directly or indirectly (whether as an agent, broker, consultant, employee, director, proprietor, owner, operator, manager, partner, joint venturer, stockholder, lender, guarantor or other capacity of such competing enterprise), with the Purchaser or any of its subsidiaries by constructing, owning, leasing, operating or managing an adult behavioral health care hospital or unit anywhere within a 50-mile radius of any acute care behavioral hospital owned or leased by the Purchaser or any of its subsidiaries as of the date of this Agreement which are set forth on SCHEDULE 6.13.1, together with such acute care behavioral hospitals which Purchaser currently operates but which are the subject of joint ventures as disclosed on SCHEDULE 6.13.1, so long as such hospital continues to be so owned or leased (or in the case of the joint venture hospitals, operated) by the Purchaser or one of its subsidiaries. The covenants set forth in this Section
6.13.1 are collectively referred to as the "NONCOMPETITION COVENANT").

                  6.13.2 Notwithstanding the foregoing, nothing set forth in
Section 6.13.1 shall prohibit the Sellers, the Shareholder or their subsidiaries from engaging in the activities at the facilities or engaging in the other activities described on SCHEDULE 6.13.2 (the "PERMITTED ACTIVITIES") provided that the Sellers, the Shareholder and their subsidiaries do not materially expand the Permitted Activities.

                  6.13.3 Notwithstanding anything to the contrary in the second sentence of Section 6.13.1, the Sellers, the Shareholder or any of their respective subsidiaries may acquire and operate any health care facility, unit or business (the "ACQUIRED BUSINESS") which is or includes an adult behavioral health care hospital, unit or business (the "ACQUIRED FACILITY") without violating such Section provided that (i) the Acquired Facility is not located in the Primary Territory, (ii) the aggregate revenues for the Acquired Business for the most recently completed fiscal quarter of the Acquired Business derived from Youth Services (as defined below) are equal to or in excess of 75% of the total revenues for the Acquired Business for such fiscal quarter, (iii) the Purchaser is given at least 15 days' prior notice of the consummation of such acquisition, and (iv) following such acquisition and during the Secondary Restricted Period the aggregate revenues for the Acquired Business during any fiscal quarter derived from Youth Services will equal or exceed 75% of the total revenues for the Acquired Business for such fiscal quarter. For purposes hereof, "YOUTH SERVICES" shall mean the provision or management of programs and services for at-risk and troubled youth and adolescents and the operation or management of facilities and units relating thereto and the related provision or management of behavioral health care services.



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

                  6.13.4 The Sellers and the Shareholder acknowledge and agree that (i) the covenants and restrictions contained in Section 6.13.1 are necessary for the protection of the legitimate business interests of the Purchaser and its operation of the Facilities, (ii) the covenants and restrictions contained in Section 6.13.1 are a mandatory condition to the consummation of the transactions contemplated by this Agreement, without which the Purchaser would not be acquiring the Assets, (iii) the scope of the covenants and restrictions contained in Section 6.13.1 with regard to time, geography and activities is reasonable and (iv) the Sellers and the Shareholder have received adequate consideration for the covenants and restrictions contained in Section 6.13.1.

                  6.13.5 The Sellers and the Shareholder acknowledge and agree that the rights of the Purchaser under this Section 6.13 are of a special and unique character and that immediate and irreparable harm and damage will result to the Purchaser if any Seller, the Shareholders or any of their affiliates fails or refuses to perform its obligations under this Section 6.13. In addition to any other damages or remedies available to the Purchaser, the Purchaser may seek an injunction or other equitable relief in a court of competent jurisdiction to restrain or enjoin such failure or refusal or otherwise specifically enforce the provisions of this Section 6.13, and the Sellers, the Shareholder and their affiliates waive any defense that the Purchaser has an adequate remedy at law.

         6.14 INFORMATION SYSTEMS. After the Closing, the Sellers agree to allow the Purchaser to have reasonable access to the information system used by them with respect to the business and operations of the Facilities (the "INFORMATION SYSTEM") during a transition period of 180 days or such longer period as reasonably requested by the Purchaser not to exceed a total of 270 days (the "TRANSITION PERIOD") for purposes of collecting the Accounts Receivable. In addition, the Sellers agree, without undue interruption in the Sellers' or the Shareholder's operations or business, to provide the Purchaser with all reasonable support during the Transition Period to enable the Purchaser to operate the Information System for such purposes; provided, however, that such support shall be at Purchaser's expense from and after the initial 180 days of the Transition Period.

         6.15 AUDITED FINANCIAL STATEMENTS. The Shareholder shall deliver to the Purchaser by July 1, 1998, the audited balance sheet and statement of income of the Acquired Company and the Sellers with respect to the Facilities as at and for the years ending June 30, 1995, June 30, 1996 and June 30, 1997 (collectively, the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements will be prepared in accordance with generally accepted accounting principles consistently applied and will present fairly, in all material respects, the financial condition of the Sellers with respect to the Facilities as of the date thereof and results of their operations for the period then ended in accordance with generally accepted accounting principles consistently applied. The Audited Financial Statements will only contain or reflect allocations of corporate overhead costs and expenses with respect to the Facilities on a basis consistent with the Shareholder's allocations to its other subsidiaries with respect to their facilities and operations and not in a manner intended to understate the true costs and expenses of the business and operations of the Facilities or to inflate the revenues of the Facilities. The Purchaser shall reimburse the




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

Shareholder for the first $150,000 of the costs and expenses of preparing the Audited Financial Statements upon receipt of an invoice with respect thereto.

         6.16 AGREEMENT BY THE PURCHASER REGARDING NO OTHER REPRESENTATIONS OR WARRANTIES BY THE SHAREHOLDER OR THE SELLERS. The Purchaser agrees that except for the representations and warranties (including the Schedules with respect thereto) made by the Shareholder or the Sellers expressly set forth in Section 3 of this Agreement, neither the Shareholder, the Sellers nor any affiliate, agent or representative thereof has made and shall not be construed as having made to the Purchaser or to any representative or affiliate thereof, and neither the Purchaser nor any affiliate, agent or representative thereof has relied upon, any representation or warranty of any kind. Without limiting the generality of the foregoing, the Purchaser agrees that neither the Shareholder the Sellers nor any affiliate, agent or representative thereof makes or has made any representation or warranty to the Purchaser or to any affiliate or representative thereof with respect to:

                  (i) any projections, estimates or budgets relating to the Shareholder, the Sellers, the Acquired Company or the Facilities or otherwise heretofore or hereafter delivered to or made available to the Purchaser or its counsel, accountants, advisors, lenders, representatives or affiliates of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Shareholder, the Sellers, the Acquired Company, the Facilities or any of them or the future business, operations or affairs of the Shareholder, the Sellers, the Acquired Company, the Facilities or any of them; and

                  (ii) any other information, statement or documents heretofore or hereafter delivered to or made available to the Purchaser or its counsel, accountants, advisors, lenders, representatives or affiliates with respect to the Shareholder, the Sellers, the Acquired Company, the Facilities or any of them or the business, operations or affairs of the Shareholder, the Sellers, the Acquired Company, the Facilities or any of them, except to the extent and as expressly covered by a representation and warranty (including the Schedules with respect thereto) contained in Section 3 or Sections 6.4, 6.8.3 or 6.17 hereof.

         6.17 BRYNN MARR. The Shareholder represents and warrants to the Purchaser that since December 31, 1997, no contracts have been assigned by any of the Sellers to the owner of Brynn Marr and no business has otherwise been diverted from any of the Facilities to Brynn Marr. From and after the Closing, the Shareholder covenants and agrees that it shall not, and shall cause its subsidiaries (including the owner and operator of Brynn Marr) not to for a period of three years following the Closing Date, advertise or market in the State of South Carolina except with respect to Youth Services, as said term is defined in Section 6.13.3.


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

         6.18 CERTAIN TAX MATTERS REGARDING ACQUIRED COMPANY. The Purchaser and the Shareholder will join in making an election under Section 338(h)(10) of the Code and any corresponding elections under state and local law (collectively, a "SECTION 338(H)(10) ELECTION") with respect to the purchase and sale of the Stock of the Acquired Company hereunder. The Shareholder shall be responsible for Taxes of the Acquired Company attributable to the Section 338(h)(10) Election other than state or local Taxes of the Acquired Company attributable to the making of any state or local Section 338(h)(10) Election that gives rise to income tax to both the Shareholder and Acquired Company (the "SECTION 338 TAXES").

7.       ADDITIONAL COVENANTS OF THE PURCHASER

         7.1 RESALE CERTIFICATE. The Purchaser agrees to furnish the Sellers with any resale certificate or similar documents reasonably requested by any of them to comply with applicable sales and use tax laws or to claim any available exemption from any such taxes.

         7.2 RECORDS RELATING TO COST REPORTS. Until final settlement of all applicable Cost Reports, the Purchaser shall preserve, and provide Sellers or Shareholder or their representatives reasonable access, during normal business hours upon reasonable prior notice and without undue interruption (including without limitation for purposes of obtaining copies at their expense), to all financial books and records and other information and documents delivered to it (including by leaving any of the foregoing at the Facilities) by the Sellers, the Shareholder or their respective representatives relating to the preparation or settlement of Cost Reports, including, without limitation, accounts payable invoices, logs and billing information relating to the Reimbursement Programs, for a period of seven years unless the respective Seller provides Purchaser of notice of final settlement of such applicable Cost Reports. The Sellers agree to give notice to Purchaser of any such final settlements. The Purchaser further agrees to forward to the respective Seller, promptly but not later than 30 days of receipt of same, all information received by the Purchaser from Payors relating to periods prior to the Closing Date, including, without limitation, Cost Report Settlements, notices of program reimbursements, demand letters for payment and proposed audit adjustments.

         7.3 BOOKS AND RECORDS OF THE SELLERS. Notwithstanding that the books, records, files and documents of the Sellers described in Section 2.2.4 are Excluded Assets, to the extent required by applicable law or at the Sellers' election, the Sellers may choose not to remove such books, records, files and documents from the Facilities or otherwise acquire possession of same after the Closing. Unless removed by the Sellers or the Shareholder (which they shall have the right to do at their expense at any time following Closing), the Purchaser shall, in material compliance with applicable law, maintain such books, records, files and documents at the particular Facility (or at such other mutually approved location) at its own cost and as agent of and bailee for the Sellers for a period of seven years. After the Closing, the Purchaser shall have the right to assign to an entity acquiring from the Purchaser substantially all of the Assets all of the Purchaser's obligations under this Section 7.3.


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

         7.4 NO INCONSISTENT ACTION. The Purchaser covenants and agrees that it shall not during the Executory Period knowingly take any action which is a breach of its obligations hereunder.

         7.5 ACKNOWLEDGMENTS REGARDING CERTAIN PHYSICIAN CONTRACTS. The Shareholder shall use its best efforts to obtain prior to the Closing from the physicians identified on EXHIBIT 7.5 signed acknowledgments in substantially the form attached hereto as EXHIBIT 7.5-1. In the event that any of said physicians have not signed and returned to the Shareholder, or have informed the Shareholder that he will not sign, an acknowledgment in substantially the form attached as EXHIBIT 7.5-1, the Shareholder shall cause the employment or independent contractor relationship, as the case may be, of such said non-signing physicians which are identified by the Purchaser to be terminated and the Shareholder and the Purchaser shall each be responsible for and pay one-half of the obligations owing to said physician, if any, arising out of such termination.

         7.6 RENEGOTIATION OF ASSUMED CONTRACTS AFTER CLOSING. In the event the Purchaser elects to renegotiate an Assumed Contract after Closing, the Purchaser shall be responsible for and pay any and all costs or other amounts payable with respect to such Assumed Contract and/or the renegotiation thereof.

8.        CONDITIONS TO CLOSING

        8.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER TO CLOSE. The obligations of the Purchaser to consummate the closing of the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by the Purchaser; provided, however, that in the event that any or all of such conditions are waived, such waiver shall be for all purposes and not only for purposes of closing the transactions contemplated hereby, and the conditions so waived shall not serve as a basis for indemnification under Section 11.2.

                  8.1.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Sellers and the Shareholder contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time except to the extent that the breach thereof has not resulted in a Material Adverse Effect.

                  8.1.2 COVENANTS AND CONDITIONS. The Sellers, the Shareholder and the Acquired Company shall have performed and complied in all material respects with all material covenants and agreements required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

                  8.1.3 CONSENTS AND APPROVALS. The applicable waiting period, if any, under the HSR Act shall have expired or been terminated and each of the Consents with an asterisk next to it on SCHEDULE 3.7 shall have been duly obtained and delivered to the Purchaser with no material



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

adverse conditions imposed by such Consent and no material adverse change to the terms of any License or Assumed Contract with respect to which such Consent is obtained.

                  8.1.4 DELIVERIES. The Sellers and the Shareholder shall have made or stand willing and able to make all the deliveries to the Purchaser set forth in Section 9.2.

                  8.1.5 MATERIAL ADVERSE CHANGE. Except as set forth on SCHEDULE 8.1.5, between March 31, 1998 and the Closing Date, there shall have been no material adverse change in the business, operations or financial condition of the Assets or any of the Facilities which has resulted in a Material Adverse Effect.

                  8.1.6 LICENSES. The Sellers shall be the holder of all material Licenses, and there shall not have been any material adverse modification of any of such Licenses. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend or modify adversely any such Licenses except in connection with obtaining any Consent to the transfer of any such Licenses contemplated hereby.

                  8.1.7 NO ACTION OR OTHER PROCEEDING PENDING. No action, proceeding, or investigation shall have been instituted or threatened before any court, governmental agency or legislative body, and no regulation or legislation shall have been instituted, to enjoin, restrain, prohibit or obtain substantial damages in respect of this Agreement or the consummation of the transaction contemplated hereby.

                  8.1.8 PRE-CLOSING CONFIRMATIONS. The Purchaser shall have obtained documentation or other evidence reasonably satisfactory to it that the Purchaser has:

                           (i) Received all material approvals from all
governmental agencies whose approval is required to complete the transactions herein contemplated;

                           (ii) Received reasonable assurances from all
applicable licensure agencies that upon or as of the Closing all material certificates of need, licenses or permits required by law to operate the Facilities as currently operated will be transferred to, or reissued in the name of, the Purchaser; and

                           (iii) Obtained reasonable assurances that Medicare
and Medicaid certification of each Facility for its operation by the Purchaser will be effective as of the Closing and that the Purchaser may participate in and receive reimbursement from such programs without material interruption effective from and after the Closing.

                  8.1.9 REAL PROPERTY PURCHASE AND SALE AGREEMENT. The closing of the transactions contemplated by the Real Property Purchase and Sale Agreement shall have occurred or shall occur simultaneously with the Closing.



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

                  8.1.10 SUMMIT MANAGEMENT AGREEMENTS. The management agreements with Summit Hospital Management, Inc. shall have been amended in substantially the form attached hereto as EXHIBIT 8.1.10.

                  8.1.11 MESA FACILITY. Mesa shall own the Mesa Facility in fee simple by the Closing.

                  8.1.12 CERTAIN PHYSICIAN CONTRACTS. The Shareholder shall have obtained by the Closing the signed acknowledgments in substantially the form attached hereto as EXHIBIT 7.5-1 from at least one-half of the physicians identified on EXHIBIT 7.5.

         8.2 CONDITIONS TO OBLIGATIONS OF THE SELLERS TO CLOSE. The obligations of the Sellers to consummate the closing of the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by the Shareholder; provided, however, that in the event that any or all of such conditions are waived, such waiver shall be for all purposes and not only for purposes of closing the transactions contemplated hereby, and the conditions so waived shall not serve as a basis for indemnification under Section 11.3.

                  8.2.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Purchaser contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

                  8.2.2 COVENANTS AND CONDITIONS. The Purchaser shall have performed and complied in all material respects with all material covenants and agreements required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  8.2.3 CONSENTS AND APPROVALS. The applicable waiting period under the HSR Act shall have expired or been terminated and each of the Consents with an asterisk next to it on SCHEDULE 3.7 shall have been duly obtained and delivered to the Purchaser and the Sellers with no material adverse conditions imposed by such Consent on any of the Sellers or the Shareholder.

                  8.2.4 DELIVERIES. The Purchaser shall have made or stand willing and able to make all the deliveries to the Sellers set forth in Section 9.3.

                  8.2.5 NO ACTION OR OTHER PROCEEDING PENDING. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby.



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

                  8.2.6 REAL PROPERTY PURCHASE AND SALE AGREEMENT. The closing of the transactions contemplated by the Real Property Purchase and Sale Agreement shall have occurred or shall occur simultaneously with the Closing.

                  8.2.7 MESA FACILITY. Mesa shall own the Mesa Facility in fee simple by the Closing; provided, however, this Section 8.2.7 shall cease to be a condition precedent under this Section 8.2 from and after August 7, 1998.

9.       CLOSING AND CLOSING DELIVERIES

         9.1 CLOSING. The Closing shall occur on the later of (i) July 31, 1998, or (ii) within 5 business days after the satisfaction or waiver of all other conditions precedent set forth in Sections 8.1 and 8.2 (the "CLOSING DATE"), and shall be held at the offices of the Purchaser, commencing at 9:00 a.m. local time, or at such other time and place as the Shareholder and the Purchaser may mutually agree. Notwithstanding the actual time the following deliveries are made on the Closing Date, the parties hereto agree that the Closing shall be effective and deemed for all purposes to have occurred as of 12:01 a.m. local time on the day immediately following the Closing Date.

         9.2 DELIVERIES BY THE SELLERS AND THE SHAREHOLDER. Prior to or on the Closing Date, the Sellers and the Shareholder shall deliver to the Purchaser (or make available at the Facilities) the following, in form and substance reasonably satisfactory to the Purchaser and its counsel:

                  9.2.1 TRANSFER DOCUMENTS. Duly executed limited warranty deeds, bills of sale, assignments, motor vehicle titles and other transfer documents which shall be sufficient to vest good and valid title to the Assets in the name of the Purchaser or its permitted assignees, free and clear of any Liens (except for Permitted Liens);

                  9.2.2 STOCK. All certificates representing the Stock, duly endorsed for transfer or accompanied by instruments of transfer;

                  9.2.3 CONSENTS. An original or copy of each Consent received by the Sellers as of the Closing;

                  9.2.4 CONTRACTS, BUSINESS RECORDS, ETC. The Patient Records, the Hired Employees Records, the Licenses (to the extent transferred to the Purchaser), the Assumed Contracts, provider and supplier lists, blueprints, working drawings, engineering records and plans related to the Real Property, warranties and other documents relating to the Personalty and all other files and records used by any of the Sellers relating to the Assets and in Sellers' or the Shareholder's possession, except for any such files and records that are Excluded Assets;

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

                  9.2.5 SECRETARY'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by the Secretary of each Seller certifying that the resolutions, as attached to such certificate, were duly adopted by such Seller's Board of Directors and stockholders (if required), authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect;

                  9.2.6 OFFICER'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by the President or Vice President of each Seller, certifying that: (i) the representations and warranties of such Seller contained in this Agreement are true and complete in all material respects at and as of the Closing Date (except for changes that are contemplated by this Agreement or occurring in the ordinary course of business which do not singly or in the aggregate have a Material Adverse Effect and that are disclosed in such certificate), and (ii) such Seller has performed in all material respects all of its obligations and complied in all material respects with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

                  9.2.7 INCUMBENCY CERTIFICATES. Certificates of incumbency for the officers of each Seller duly authorized to execute and deliver this Agreement and the Related Agreements;

                  9.2.8 OPINION. An opinion of the Sellers' legal counsel in form and substance mutually agreeable to the Shareholder and the Purchaser;

                  9.2.9 CERTIFICATE OF NONFOREIGN STATUS. A certificate of nonforeign status in the form required by Section 1445 of the Code, duly executed by an authorized officer of each Seller; and

                  9.2.10 OTHER. Such other evidence of the performance of all covenants and satisfaction of all conditions required of the Sellers and Shareholder by this Agreement, at or prior to the Closing, as the Purchaser or its counsel may reasonably require.

         9.3 DELIVERIES BY THE PURCHASER. Prior to or on the Closing Date, the Purchaser shall deliver to the Sellers the following, in form and substance reasonably satisfactory to the Sellers and their counsel:

                  9.3.1 PURCHASE PRICE. The Purchase Price, in cash by wire transfer of immediately available funds;

                  9.3.2 ASSUMPTION AGREEMENTS. Appropriate assumption agreements pursuant to which the Purchaser shall assume and undertake to perform those obligations of the Sellers relating to the Assets to be assumed by the Purchaser pursuant to Section 2.5;

                  9.3.3 SECRETARY'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by the Secretary of the Purchaser certifying that the resolutions, as attached to such certificate,



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

were duly adopted by the Purchaser's Board of Directors, or comparable governing body, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect;

                  9.3.4 OFFICER'S CERTIFICATE. A certificate, dated as of the Closing Date, executed by the President or Vice President of the Purchaser, certifying that: (i) the representations and warranties of the Purchaser contained in this Agreement are true and complete in all material respects at and as of the Closing Date and (ii) the Purchaser has performed in all material respects all of its obligations and complied in all material respects with all of its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

                  9.3.5 INCUMBENCY CERTIFICATES. Certificates of incumbency for the officers of the Purchaser duly authorized to execute and deliver this Agreement and the Related Agreements;

                  9.3.6 OPINION. An opinion of the Purchaser's legal counsel in form and substance mutually agreeable to the Shareholder and the Purchaser; and

                  9.3.7 OTHER. Such other evidence of the performance of all covenants and satisfaction of all conditions required of the Purchaser by this Agreement, at or prior to the Closing, as the Sellers or their counsel may reasonably require.

10.      TERMINATION

         10.1 METHOD OF TERMINATION. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby, subject to and in accordance with the terms hereof, the consideration for which is (i) the covenants, representations and warranties set forth in this Agreement and (ii) expenditures and obligations incurred and to be incurred by each of the parties hereto, in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

                  10.1.1 By the mutual consent of the Purchaser and the Shareholder.

                  10.1.2 By the Purchaser or the Shareholder pursuant to the terms of Section 6.7.

                  10.1.3 By the Purchaser upon written notice to the Shareholder any time from and after September 15, 1998, if any of the conditions set forth in Section 8.1 to which the obligations of the Purchaser are subject, have not been fulfilled in all material respects or waived in writing, unless such fulfillment has been frustrated or made impossible by any act or failure to act of the Purchaser.

                  10.1.4 By the Shareholder upon written notice to the Purchaser any time from and after September 15, 1998, if any of the conditions set forth in Section 8.2, to which the obligations of the Sellers are subject, have not been fulfilled in all material respects or waived in



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

writing, unless such fulfillment has been frustrated or made impossible by any act or failure to act of any or the Sellers or the Shareholder.

                  10.1.5 By the Purchaser or the Shareholder upon written notice to the other at any time after 5:00 p.m. EDT June 26, 1998, in the event Crescent Real Estate Funding VII, L.P., and Haven shall not have entered into the Real Property Purchase and Sale Agreement (REIT) by such time substantially in the form attached hereto as EXHIBIT 10.1.5 together with any changes to which they mutually agree.

         10.2     RIGHTS UPON TERMINATION.

                  10.2.1 In the event of a termination of this Agreement pursuant to Section 10.1.1, Section 10.1.2, Section 10.1.3 (other than by reason of a willful and knowing breach), Section 10.1.4 (other than by reason of a willful and knowing breach) or Section 10.1.5, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any costs, expenses, damages or loss of anticipated profits hereunder.

                  10.2.2 In the event of a termination of this Agreement pursuant to Section 10.1.3 and the Sellers shall be in breach of any material provision of this Agreement as a result of a willful and knowing breach, then the Purchaser shall have all rights and remedies available at law or in equity, including, without limitation, damages arising out of the termination of the Right of First Refusal.

                  10.2.3 In the event of a termination of this Agreement pursuant to Section 10.1.4 and the Purchaser shall be in breach of any material provision of this Agreement as a result of a willful and knowing breach, then the Sellers shall have all rights and remedies available at law or in equity.

         10.3 EXCLUSIVE REMEDY UPON TERMINATION. The sole and exclusive remedy of any party following a termination of this Agreement or if the Closing does not otherwise occur, for any misrepresentation or any breach of a warranty or covenant under or pursuant to this Agreement or otherwise relating to the subject matter of this Agreement shall be to terminate this Agreement pursuant to Section 10.1 and to pursue the remedies provided for in Section 10.2 hereof; provided; however, that nothing set forth in this Section shall prohibit or restrict a party from not terminating this Agreement pursuant to Section 10.1.3 or 10.1.4 and seeking equitable relief, including, without limitation, specific performance or injunctive relief, including, in a successful action for specific performance of the purchase and sale of the Assets and the Stock, specific performance to enforce the Right of First Refusal.




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

         11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

         11.1 REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants contained in this Agreement shall be deemed continuing representations, warranties and covenants and shall survive the Closing Date as follows (i) the representations and warranties set forth in Sections 3.1, 3.2,
4.1 and 4.2 shall continue in full force and effect indefinitely; (ii) the representations and warranties set forth in Sections 3.13, 3.15 and 3.17 shall continue in full force and effect for a time period equal to the applicable statute of limitations with respect to claims pertaining thereto; (iii) all other representations and warranties and the indemnification obligation set forth in Section 11.2.3 shall continue in full force and effect until the second
(2nd) anniversary of the Closing Date; and (iv) except with respect to any covenants that terminate or expire upon a date specified herein, all covenants shall continue in full force and effect indefinitely. Any right of indemnification pursuant to this Section 11 with respect to a claimed breach of any representation, warranty or covenant shall expire as of the applicable Termination Date, unless on or prior to the applicable Termination Date a claim for indemnification has been made against the party from whom indemnification is sought. If a claim for indemnification is timely made, it may continue to be asserted beyond the applicable Termination Date of the representation, warranty or covenant with respect to which such claim relates.

         11.2 INDEMNIFICATION OF THE PURCHASER BY THE SELLERS AND THE SHAREHOLDER. From and after the Closing, the Sellers and the Shareholder, jointly and severally, agree to indemnify and hold harmless the Purchaser against and with respect to:

                  11.2.1 Any and all Losses to the extent arising out of, based on or resulting from any breach of a representation or warranty by any Seller or the Shareholder contained herein, in the Related Agreements or in any certificate, document or instrument delivered by any Seller or the Shareholder to the Purchaser hereunder or thereunder;

                  11.2.2 Any and all Losses to the extent arising out of, based on or resulting from any nonfulfillment of any covenant by any Seller or the Shareholder contained herein (other than the covenants set forth in Section 5 which shall not survive Closing, Section 6.15 and the indemnification obligation set forth in 11.2.3 which shall continue in full force and effect until the second (2nd) anniversary of the Closing Date, and the indemnification obligations set forth in Sections 11.2.4, 11.2.5 and 11.2.6), in the Related Agreements, or in any document or instrument delivered by any Seller or the Shareholder to the Purchaser hereunder;

                  11.2.3 Any and all Losses to the extent arising out of, based on or resulting from the obligations of any Seller not assumed by the Purchaser pursuant to the terms hereof (the obligations of the Sellers and the Shareholder under this Section 11.2.3 shall terminate on the second (2nd) anniversary of the Closing Date);

                  11.2.4 Any and all Losses to the extent arising out of, based on or resulting from (i) any and all Liens (except for Permitted Liens) on any of the Assets as of the Closing Date other than Liens created by or through the Purchaser, (ii) any and all Cost Reports filed or required to be filed by or on behalf of any of the Sellers with respect to the businesses or operations of any of the Facilities and (iii) any and all litigation, including, without limitation, Professional Liability Claims relating to any act or omission at or with respect to the Acquired Company or any Facility occurring on or prior to the Closing Date;

                  11.2.5 Except with respect to matters set forth in SCHEDULE 3.17-1, any and all Losses to the extent arising out of, based on or resulting from (i) claims by any federal, state, local government or other third party relating to the presence of any Materials of Environmental Concern on, in or under any part of the Assets or any Facility at any time prior to the Closing Date, (ii) claims by any federal, state, local government or other third party relating to the release into the environment (either before or after the Closing
Date) of any Materials of Environmental Concern that were generated, stored, handled or disposed of on, in, under or from the Assets or any Facility prior to the Closing Date, (iii) the alleged violation asserted by any federal, state, local government or other third party of the Environmental Laws or the Medical Waste Laws occurring with respect to the condition or operation of the Assets or any Facility prior to the Closing Date or (iv) the violation of the Environmental Laws or the Medical Waste Laws occurring with respect to the condition or operation of the Assets or any Facility prior to the Closing Date;

                  11.2.6 Any and all Losses with respect to Taxes to the extent provided for in and pursuant to Section 2.10;

                  11.2.7 With respect to matters set forth in SCHEDULE 3.17-1, any and all Losses to the extent arising out of, based on or resulting from (i) claims by any federal, state, local government or other third party relating to the presence of any Materials of Environmental Concern on, in or under any part of the Assets or any Facility at any time prior to the Closing Date, (ii) claims by any federal, state, local government or other third party relating to the release into the environment (either before or after the Closing Date) of any Materials of Environmental Concern that were generated, stored, handled or disposed of on, in, under or from the Assets or any Facility prior to the Closing Date, (iii) the alleged violation asserted by any federal, state, local government or other third party of the Environmental Laws or the Medical Waste Laws occurring with respect to the condition or operation of the Assets or any Facility prior to the Closing Date or (iv) the violation of the Environmental Laws or the Medical Waste Laws occurring with respect to the condition or operation of the Assets or any Facility prior to the Closing Date; and

                  11.2.8 Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         11.3 INDEMNIFICATION OF THE SELLERS AND THE SHAREHOLDER BY THE PURCHASER. From and after the Closing, the Purchaser shall indemnify and hold the Sellers and the Shareholder harmless against and with respect to:

                  11.3.1 Any and all Losses to the extent arising out of, based on or resulting from any breach of a representation or warranty by the Purchaser contained herein, in the Related Agreements or in any certificate, document or instrument delivered by the Purchaser to any Seller or the Shareholder hereunder or thereunder;

                  11.3.2 Any and all Losses to the extent arising out of, based on or resulting from any nonfulfillment of any covenant by the Purchaser contained herein, including, without limitation the covenants set forth in Sections 6.1 and 6.8 hereof but other than the indemnification obligations set forth in Sections 11.3.3, 11.3.4 and 11.3.5, in the Related Agreements, or in any document or instrument delivered by the Purchaser to any Seller or the Shareholder hereunder;

                  11.3.3 Any and all Assumed Liabilities and Losses to the extent arising out of, based on, resulting from or relating to Assumed Liabilities or resulting from the Purchaser's operation under the Licenses (to the extent such Licenses are transferred to the Purchaser) or under the Assumed Contracts (to the extent such Assumed Contracts are transferred to the Purchaser or as provided in Section 6.1), which relate to events occurring after the Closing Date;

                  11.3.4 Any and all Losses to the extent arising out of, based on or resulting from any and all litigation, including, without limitation, Professional Liability Claims relating to any act or omission at or with respect to the Acquired Company or any Facility occurring after the Closing Date;

                  11.3.5 Except with respect to matters set forth in SCHEDULE 3.17-1, any and all Losses to the extent arising out of, based on or resulting from (i) claims by any federal, state, local government or other third party relating to the presence of any Materials of Environmental Concern on, in or under any part of the Assets or any Facility placed on any Facility by Purchaser, its subsidiaries or their respective agents at any time after the Closing Date, (ii) claims by any federal, state, local government or other third party relating to the release into the environment after the Closing Date of any Materials of Environmental Concern that were generated, stored, handled or disposed of on, in, under or from the Assets or any Facility by the Purchaser, its subsidiaries or their respective agents after the Closing Date, (iii) the alleged violation asserted by any federal, state, local government or other third party of the Environmental Laws or the Medical Waste Laws occurring with respect to the condition or operation of the Assets or any Facility by the Purchaser, its subsidiaries or their respective agents after the Closing Date or
(iv) the violation of the Environmental Laws or the Medical Waste Laws occurring with respect to the condition or operation of the Assets or any Facility by the Purchaser, its subsidiaries or their respective agents after the Closing Date; and

                  11.3.6 Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         11.4 PROCEDURE FOR INDEMNIFICATION. The procedure for indemnification shall be as follows:

                  11.4.1 The party claiming indemnification (the "CLAIMANT") shall give notice to the party from whom indemnification is claimed (the "INDEMNIFYING PARTY") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim; and (ii) the amount of the claim, if ascertainable. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given promptly by Claimant to the Indemnifying Party after written notice of such action, suit or proceeding is received by Claimant.

                  11.4.2 Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have 30 days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                  11.4.3 With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual and reasonable out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                  11.4.4 In the event that the Indemnifying Party assumes control of the defense of any claim by a third party, the Indemnifying Party shall have the right to consent or otherwise agree to any monetary settlement, but shall not have the right to consent or otherwise agree to any non-monetary settlement or relief, including, without limitation, injunctive relief, without the prior written consent of the Claimant which shall not be unreasonably withheld or delayed.

                  11.4.5 If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every reasonable effort to reach a decision with respect thereto as expeditiously as possible.

                  11.4.6 The indemnification rights provided in Sections 11.2 and 11.3 shall extend to the affiliates, shareholders, directors, officers, employees and representatives of the Claimant, although, for the purpose of the procedures set forth in this Section 11.4, any indemnification claims by such parties shall be made by and through the Claimant.

         11.5 INVESTIGATION. Any investigation made at any time by or on behalf of any party hereto shall not diminish in any respect whatsoever such party's right to rely on the representations and warranties made by or on behalf of any other party herein or pursuant to this Agreement.

         11.6 LIMITATION ON INDEMNIFICATION OBLIGATIONS. Notwithstanding anything contained in this Section 11 to the contrary, no party shall assert a claim for indemnification against the other pursuant to this Section 11 unless and until the amount of all Losses determined to have been incurred or suffered at the time by the party seeking indemnification under this Agreement and/or under the Real Property Purchase and Sale Agreement (other than those for which first dollar claims which are not subject to any deductible amounts can be made pursuant to the Real Property Purchase and Sale Agreement) exceeds, in the aggregate, $250,000 (the "THRESHOLD AMOUNT"), at which time such party may make a claim only to the extent that the aggregate amount of such claims exceeds the Threshold Amount; provided, however, the foregoing limitation shall not apply to a claim for indemnification pursuant to (i) Section 11.2.1 or 11.3.1 with respect to those matters set forth in Sections 3.1, 3.2, 4.1 and 4.2, (ii)
Section 11.2.2, (iii) Section 11.2.4, (iv) Section 11.2.6, (v) Section 11.2.7,
(vi) Section 11.3.2, (vii) Section 11.3.3 or (viii) Section 11.3.4. The parties hereto further acknowledge and agree that the total indemnification obligations of the Sellers and the Shareholder, on the one hand, and the Purchaser, on the other hand, under this Agreement and under the Real Property Purchase and Sale Agreement shall not exceed, in the aggregate, the Purchase Price plus the amount payable for the Purchased Real Property pursuant to the Real Property Purchase and Sale Agreement; provided, however, the foregoing limitation shall not apply to a claim for indemnification pursuant to (i) Section 11.2.1 or 11.3.1 with respect to those matters set forth in Sections 3.1, 3.2, 4.1 and 4.2 (ii)
Section 11.2.2, (iii) Section 11.2.4, (iv) Section 11.2.5, (v) Section 11.2.6,
(vi) Section 11.2.7, (vii) Section 11.3.2, (viii) Section 11.3.4 or (ix) Section 11.3.5.

         11.7 EXCLUSIVE REMEDY. From and after the Closing, the sole and exclusive remedy of any party for any misrepresentation or any breach of a warranty or covenant under or pursuant to this Agreement or otherwise relating to the subject matter of this Agreement shall be a claim for indemnification under and pursuant to this Section 11; provided; however, that nothing set forth in this Section shall prohibit or restrict a party from seeking equitable relief, including, without limitation, specific performance or injunctive relief.

12.     MISCELLANEOUS

         12.1 FURTHER ASSURANCES. Each party hereto shall execute and deliver all such other documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Agreement and the transactions contemplated hereby.

         12.2 NOTICES. All notices and other communications hereunder shall be
(i) in writing, (ii) delivered by telecopy, by commercial overnight or same-day delivery service with all delivery costs paid by sender, or by registered or certified mail with postage prepaid, return receipt requested, (iii) deemed given on the date and at the time shown on the telecopy confirmation of receipt (if delivered by telecopy), on the date and at the time (if recorded) of delivery by the commercial delivery service, as shown in the records thereof (if delivered by commercial overnight or same-day delivery service), or on the date shown on the return receipt (if delivered by registered or certified mail) and
(iv) addressed to the parties at their addresses specified on the signature page to this Agreement (or at such other address for a party as shall be specified by like notice).

         12.3 WAIVER. Any waiver of any terms or conditions of this Agreement shall be in writing and shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision of this Agreement operate as a waiver of such provision or of any other provision of this Agreement.

         12.4 CAPTIONS; PARTIAL INVALIDITY. The captions, section numbers and index appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Agreement, nor in any way affect this Agreement. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         12.5 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one complete set of such counterparts. Any counterpart of this Agreement which has attached to it separate signature pages, which together contain the signatures of all parties hereto, shall for all purposes be deemed a fully executed original.

         12.6 VARIATIONS OF PRONOUNS; NUMBER; GENDER. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity may require. Whenever used herein the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

         12.7 GOVERNING LAW; CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Georgia without regard to its conflict of laws provisions. The parties acknowledge and agree that they have been represented by counsel and that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

         12.8 THIRD PARTIES. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any employee or creditor of any party hereto.

         12.9 ENTIRE AGREEMENT. This Agreement and all of the related agreements and exhibits attached hereto shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect (except for that certain Confidentiality Agreement between the Shareholder and the Purchaser (the "CONFIDENTIALITY AGREEMENT"), which shall remain in full force and effect in the event this Agreement is terminated pursuant to Section 10, and during the Executory Period it shall remain in full force and effect provided that in the event of conflict between the provisions set forth in this Agreement and those set forth in the Confidentiality Agreement during the Executory Period, this Agreement shall control); and there are no restrictions, agreements, representations, warranties, arrangements or undertakings, oral or written, between or among the parties relating to the transactions contemplated hereby which are not fully expressed or referred to herein. This Agreement cannot be changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.

         12.10 REMEDIES. Except as provided in Section 10.3 and Section 11.7, all remedies available to the parties, at law, in equity or otherwise, shall be cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies. In the event that anything in this Section 12.10 shall or shall be deemed to conflict with the provisions of Section 12.13, the provisions of Section 12.13 shall prevail.

         12.11 BENEFIT AND BINDING EFFECT. None of the parties hereto may assign this Agreement without the prior written consent of the other parties hereto; provided, however, that the Purchaser may assign its rights (but not its obligations) under this Agreement, in whole or in part, to an affiliate of the Purchaser for purposes of enabling such affiliate to purchase all or a portion of the Assets provided no such assignment shall delay the Closing or any condition to the Closing, and in the event of such assignment by the Purchaser, Purchaser's assignee shall for all purposes constitute the "Purchaser" with respect to the portion of the Assets acquired by such assignee. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.12 DISPUTE RESOLUTION.

                  12.12.1 Any dispute, controversy or claim which arises out of or relates to this Agreement (other than a dispute, controversy or claim which arises out of or relates to Section 6.6 or Section 6.13) shall be resolved through binding arbitration held before a three member panel of the American Arbitration Association in a city mutually acceptable to the Purchaser and the Shareholder in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any party to this Agreement may initiate arbitration under this Section 12.12, and judgment upon the arbitrators' award may be entered by any court having jurisdiction thereof.

                  12.12.2 As a condition precedent to the right of any party to this Agreement to initiate arbitration under the provisions of this Section 12.12.1, the parties shall meet and consult for a period of 30 days upon written notice issued by any party in an attempt to settle any dispute, controversy or claim which arises out of or relates to this Agreement.

                  12.12.3 Notwithstanding anything to the contrary contained in this Section 12.12, any action for specific performance of this Agreement or any provision hereof may be filed and pursued by any party to this Agreement in any court having jurisdiction thereof.

                  12.12.4 All fees (including, without limitation, arbitrators' and attorneys' fees) shall be allocated between the parties in accordance with the decision of the arbitrators.

         12.13 CONTACT WITH CERTAIN PERSONS. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser agrees that it shall not, without the prior written consent of the Vice Chairman of the Board, the President or the Chief Financial Officer of the Shareholder, contact any customer, provider or supplier (whether of goods or services) or any other Person with whom the Shareholder or the Sellers have commercial dealings, other than employees, to discuss the transactions contemplated by this Agreement or the business, operations or affairs of any of the Shareholder, the Sellers, the Facilities or otherwise. Any contact with employees shall be coordinated with the Chief Executive Officer of each Facility and with the Executive Vice President of the Acquired Company.

         12.14 SCHEDULES AND EXHIBITS. All Schedules and Exhibits to this Agreement are integral parts of this Agreement. Matters disclosed on each Schedule of the Sellers shall be deemed disclosed only for purposes of the matters to be disclosed on such Schedule and shall not be deemed to be disclosed for any other purpose, unless expressly provided therein. The fact that any disclosure on any of the Schedules is not required to be disclosed in order to render the applicable representation or warranty to which it relates true, or that the absence of such disclosure on the Schedule would not constitute a breach of such representation or warranty, shall not be deemed or construed to expand the scope of any representation or warranty hereunder or to establish a standard of disclosure in respect of any representation or warranty.

         12.15 BEST EFFORTS. Whenever used in this Agreement, the words "best efforts" or "reasonable best efforts" or similar words shall mean diligently, promptly and in good faith taking all actions which are reasonable, necessary and appropriate to accomplish the objective requiring the use of best efforts, but shall not include any obligation (a) to make any payment, incur any costs, commit available resources, or forego the receipt of any payment, which in any case is material in amount in light of the required objective, (b) to initiate any lawsuit or other proceeding to achieve the required objective, or (c) to take any action which is unlawful.

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                SELLERS:
                                --------

                                CAROLINA TREATMENT CENTER, INC.


                                By: /s/ (ILLEGIBLE)
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                HOUMA PSYCHIATRIC HOSPITAL, INC.


                                By: /s/ (ILLEGIBLE)
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                MESA PSYCHIATRIC HOSPITAL, INC.


                                By: /s/ (ILLEGIBLE)
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                RHCI SAN ANTONIO, INC.


                                By: /s/ (ILLEGIBLE)
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                THE HAVEN HOSPITAL, INC.


                                By: /s/ (ILLEGIBLE)
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                TRANSITIONAL CARE VENTURES
                                (ARIZONA), INC.


                                By: /s/ (ILLEGIBLE)
                                   -------------------------------------
                                Title:
                                      ----------------------------------

                                TRANSITIONAL CARE VENTURES (NORTH
                                TEXAS), INC.


                                By: /s/ (ILLEGIBLE)
                                   -------------------------------------
                                Title:
                                      ----------------------------------


                                TRANSITIONAL CARE VENTURES
                                (TEXAS), INC.


                                By: /s/ (ILLEGIBLE)
                                   -------------------------------------
                                Title:
                                      ----------------------------------

                                SHAREHOLDER:
                                ------------

                                RAMSAY HEALTH CARE, INC.


                                By: /s/ (ILLEGIBLE)
                                   -------------------------------------
                                Title:
                                      ----------------------------------

                                Address for Notices:

                                         Columbus Center
                                         One Alhambra Plaza, Suite 750
                                         Coral Gables, Florida 33134
                                         Attention:  President
                                         Facsimile No.:  (305) 569-4647

                                         with a copy to:

                                         Haythe & Curley
                                         237 Park Avenue
                                         New York, New York  10017
                                         Attention:  Bradley P. Cost, Esq.
                                         Facsimile No.:  (212) 682-0200

                           PURCHASER:
                           ----------

                           CHARTER BEHAVIORAL HEALTH SYSTEMS,
                           LLC

                           By: /s/ Lance Taylor
                              -------------------------------------
                           Title:  CFO
                                 ----------------------------------

                                    Address for Notices:


                                    Charter Behavioral Health Systems, LLC.
                                    1105 Sanctuary Parkway
                                    Suite 400
                                    Alpharetta, Georgia  30004
                                    Attn:  Vice President Business Development
                                    Facsimile No.:  (678) _________

                                    with a copy to:

                                    Charter Behavioral Health Systems, LLC
                                    1105 Sanctuary Parkway
                                    Suite 400
                                    Alpharetta, Georgia  30004
                                    Attn:  General Counsel
                                    Facsimile No.:  (678) _________

Solely for purposes of Section 2.8 hereof:

                                PIWV:
                                -----


                                PSYCHIATRIC INSTITUTE OF WEST VIRGINIA,
                                INC.


                                By: /s/ (ILLEGIBLE)
                                   -------------------------------------
                                Title:
                                      ----------------------------------

                                          Address for Notices:

                                          Columbus Center
                                          One Alhambra Plaza, Suite 750
                                          Coral Gables, Florida 33134
                                          Attention:  President
                                          Facsimile No.:  (305) 569-4647

                                          with a copy to:

                                          Haythe & Curley
                                          237 Park Avenue
                                          New York, New York  10017
                                          Attention:  Bradley P. Cost, Esq.
                                          Facsimile No.:  (212) 682-0200